UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Pacific Biosciences of California, Inc.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 23, 2026
Dear Pacific Biosciences of California, Inc. Stockholder:
You are cordially invited to attend our 2026 Annual Meeting of Stockholders, including any adjournments and postponements thereof (the “Annual Meeting”), which will be held virtually on Wednesday, June 3, 2026 at 9:00 a.m. Pacific Time online via live webcast at www.virtualshareholdermeeting.com/PACB2026. To access the virtual meeting, please have your notice or proxy card in hand when you visit the website. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a phone number for technical assistance will be made available on the virtual meeting registration page 15 minutes prior to the start time of the Annual Meeting.
During the Annual Meeting, stockholders will be asked to vote on the proposals set forth in the Notice of Annual Meeting of Stockholders and as more fully described in the accompanying proxy statement (the “Proxy Statement”).
It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend, please ensure your representation at the Annual Meeting by voting as soon as possible. We urge you to review carefully the proxy materials and to vote:
•“FOR” each of the six director nominees named in the accompanying Proxy Statement, each to hold office until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•“FOR” the non-binding advisory vote to approve the compensation of our named executive officers for the year ended December 31, 2025; and
•“FOR” the amendment of our 2020 Equity Incentive Plan to increase the number of shares reserved thereunder.
Thank you for your continued support of PacBio.
Sincerely,
Christian O. Henry
President and Chief Executive Officer

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 3, 2026
9:00 a.m. Pacific Time
Pacific Biosciences of California, Inc.’s 2026 Annual Meeting of Stockholders, including any adjournments and postponements thereof (the “Annual Meeting”), will be held virtually on Wednesday, June 3, 2026 at 9:00 a.m. Pacific Time online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting the following website: www.virtualshareholdermeeting.com/PACB2026. To access the virtual meeting, please have your notice or proxy card in hand when you visit the website. If you have difficulty accessing the virtual meeting during the check-in or meeting time, a phone number for technical assistance will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
During the Annual Meeting, our stockholders will be asked:
•To elect six directors nominated by our Board of Directors and named in this proxy statement (the “Proxy Statement”), each to serve until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•To approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2025;
•To vote on an amendment of our 2020 Equity Incentive Plan to increase the number of shares reserved thereunder; and
•To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
The Proxy Statement to which this notice is attached includes a copy of the proposed amendment of our 2020 Equity Incentive Plan as Annex A which is incorporated herein by reference and considered attached to this notice.
Stockholders of record who owned shares of our common stock at 5:00 p.m. Pacific Time on April 6, 2026 are entitled to receive notice of, attend, and vote at the Annual Meeting. A complete list of these stockholders will be available at our corporate offices at 1305 O’Brien Drive, Menlo Park, California 94025 during regular business hours for ten days prior to the Annual Meeting. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.
We are furnishing proxy materials to stockholders primarily over the internet. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of the Annual Meeting and conserves natural resources. On or about April 23, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year 2025 (the “Annual Report”). This Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. We also include in the Notice instructions on how you can request a paper copy of the proxy materials. The Proxy Statement and our Annual Report can be accessed at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please submit your vote via the internet, telephone or mail as soon as possible.
By Order of the Board of Directors,

Brett Atkins, J.D., Ph.D.
General Counsel and Corporate Secretary
Menlo Park, California
April 23, 2026

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.
1305 O’Brien Drive,
Menlo Park, California 94025

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 3, 2026

GENERAL INFORMATION
We are furnishing you with these proxy materials in connection with the solicitation by the Board of Directors of Pacific Biosciences of California, Inc. (the “Board of Directors”) of proxies to be used at our 2026 Annual Meeting of Stockholders including any adjournments and postponements thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on June 3, 2026 at 9:00 a.m. Pacific Time on the internet at www.virtualshareholdermeeting.com/PACB2026. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting. To access the virtual meeting, please have your notice or proxy card in hand when you visit the website.
This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Pacific Biosciences,” “PacBio” or the “Company” refer to Pacific Biosciences of California, Inc., a Delaware corporation.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website or any other website is not intended to be incorporated by reference into this Proxy Statement and references to our website or any other website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS
What matters will be voted on at the Annual Meeting?
The following matters will be voted on at the Annual Meeting:
•Proposal 1: The election of six directors nominated by our Board of Directors and named in this Proxy Statement, each to serve until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•Proposal 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) for the year ended December 31, 2025;
•Proposal 4: To approve an amendment of our 2020 Equity Incentive Plan to increase the number of shares reserved thereunder; and
•To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

2026 Proxy Statement	1

How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote:
•“FOR” each of the six directors named in this Proxy Statement, each to hold office until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers for the year ended December 31, 2025; and
•“FOR” the approval of the amendment of our 2020 Equity Incentive Plan to increase the number of shares reserved thereunder.
Will there be any other items of business on the agenda?
If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card, with full power of substitution, with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Annual Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at 5:00 p.m. Pacific Time on April 6, 2026 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, we had 310,487,099 shares of common stock outstanding. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date.
A complete list of these stockholders will be available at our corporate offices at 1305 O’Brien Drive, Menlo Park, California 94025 during regular business hours for the ten days prior to the Annual Meeting. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials (the “Notice”) was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares directly at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

2026 Proxy Statement	2

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 23, 2026 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce printing and mailing costs of proxy materials incurred by us and the environmental impact of our annual meetings of stockholders.
What do I need to be able to attend the Annual Meeting virtually?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast at www.virtualshareholdermeeting.com/PACB2026 on June 3, 2026 at 9:00 a.m. Pacific Time.
In order to vote or submit a question during the Annual Meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/PACB2026 and will need the control number included on your Notice or proxy card. If you do not have a control number, you will be able to listen to the meeting only and you will not be able to vote or submit your questions during the meeting.
The online meeting will begin promptly at 9:00 a.m., Pacific Time on June 3, 2026. We encourage you to access the meeting prior to the start time to leave ample time for check-in.
Why would you hold a virtual Annual Meeting?
We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote, and we have decided to conduct the Annual Meeting on a virtual basis because we believe it will be more beneficial than holding a live meeting. We are excited to embrace the latest technology to provide ease of access and real-time communication, while reducing the environmental impact and costs associated with an in-person meeting. We believe that by hosting our Annual Meeting virtually, our stockholders will be provided the same rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person.
Stockholders of record and street name stockholders with a legal proxy from their broker, bank, or other nominee will be able to attend the Annual Meeting by www.virtualshareholdermeeting.com/PACB2026, which will allow such stockholders to submit questions before and during the Annual Meeting and vote shares electronically prior to or during the meeting. We believe our stockholders’ increased opportunity to participate in the Annual Meeting virtually should alleviate any concerns about disenfranchisement of our stockholder base as a result of our decision not to hold the Annual Meeting in person.
How do I ask questions during the Annual Meeting?
If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/PACB2026, type your question into the “Ask a Question” field, and click “Submit”. Stockholders are permitted to submit questions before and during the Annual Meeting via the virtual meeting website, with a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to an agenda item to be voted on by stockholders will be answered. Our virtual meeting website will also contain instructions for accessing technical support to assist in the event a stockholder encounters any difficulties accessing the virtual meeting.

2026 Proxy Statement	3

How do I vote and what are the voting deadlines?
Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares:
•By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than by close of business on June 2, 2026 to be voted at the Annual Meeting.
•By telephone or via the internet. You may vote your shares by telephone at 1-800-690-6903 or via http://www.proxyvote.com by following the instructions provided in the proxy card. If you vote by telephone or via the internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or via the internet must be received by 11:59 p.m. Eastern Time on June 2, 2026.
•Electronically at the Annual Meeting. You may vote your shares electronically at the Annual Meeting. If you desire to vote during the meeting, please follow the instructions for attending and voting during the Annual Meeting posted at www.virtualshareholdermeeting.com/PACB2026. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the internet by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.
Street Name Stockholders. If you are a beneficial owner of your shares, you should have received the proxy materials and voting instructions from the broker, bank or other nominee holding your shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker, bank or nominee. Shares held beneficially may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee giving you the right to vote the shares. All votes must be received by the independent inspector before the polls close during the meeting.
Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
Can I revoke or change my vote after I submit my proxy?
Stockholders of Record. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•Signing and returning a new properly completed proxy card with a later date;
•Entering a new vote by telephone or via the internet by 11:59 p.m. Eastern Time on June 2, 2026;
•Delivering a timely written revocation to our Corporate Secretary at Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, California 94025 (such notice will be considered timely if it is received at the indicated address by close of business on the business day immediately preceding the date of the Annual Meeting); or
•Attending the Annual Meeting and voting electronically by following the instructions that accompanied your proxy materials, which are also posted at www.virtualshareholdermeeting.com/PACB2026.
Street Name Stockholders. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for changing your vote.
Simply attending the Annual Meeting will not, by itself, revoke your proxy. A stockholder’s last vote is the vote that will be counted.

2026 Proxy Statement	4

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Christian O. Henry, Jim R. Gibson, and Brett Atkins have been designated as proxies by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our one “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
What constitutes a quorum, and why is a quorum required?
We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the voting power of the outstanding shares entitled to vote as of 5:00 p.m. Pacific Time on the Record Date are represented at the Annual Meeting either remotely or by proxy. As of 5:00 p.m. Pacific Time on April 6, 2026 we had 310,487,099 shares of common stock outstanding and entitled to vote at the Annual Meeting.
Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes will also count towards the quorum requirement. If there is not a quorum, then either (i) the chairperson of the meeting or (ii) the stockholders entitled to vote at the Annual Meeting represented at the Annual Meeting either remotely or by proxy may adjourn the meeting to a later date.
Additionally, pursuant to the Company’s bylaws, the chairperson of the meeting has the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present and without a vote of stockholders.

2026 Proxy Statement	5

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of Six Directors	Majority of the votes cast	No

Proposal 2 – Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm	Majority of the voting power of the shares present virtually or represented by proxy and entitled to vote on the subject matter	Yes

Proposal 3 – Advisory Vote on Approval of Executive Compensation	Majority of the voting power of the shares present virtually or represented by proxy and entitled to vote on the subject matter	No

Proposal 4 – Increase in the Number of Shares of Common Stock Authorized for Issuance Under the 2020 Equity Incentive Plan	Majority of the voting power of the shares present virtually or represented by proxy and entitled to vote on the subject matter	No
With respect to Proposal 1, you may vote FOR a nominee, AGAINST a nominee, or ABSTAIN from voting on a nominee. A nominee will be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. You may not cumulate votes in the election of directors. If any incumbent nominee receives a greater number of votes AGAINST his or her election than votes FOR such election, our corporate governance guidelines require that such incumbent nominee tender his or her resignation promptly following certification of the applicable stockholder vote. The Qualified Independent Directors (as defined in the corporate governance guidelines) will then decide whether to accept or reject the resignation or whether other action should be taken. Our Board of Directors, through the Qualified Independent Directors, will publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. Full details of this policy are set forth in our corporate governance guidelines on our website at https://investor.pacificbiosciences.com, under “Corporate Governance — Governance Overview.” If you ABSTAIN from voting on a nominee, the abstention will not be counted as a vote “FOR” or “AGAINST” such nominee’s election and will not have an effect on the outcome of the vote.
With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, the abstention will have the same effect as a vote AGAINST such proposal. Because this is a routine proposal, we do not anticipate any broker non-votes on this proposal.
With respect to Proposals 3 and 4, you may vote FOR, AGAINST, or ABSTAIN. If you ABSTAIN from voting on any of these proposals, the abstention will have the same effect as a vote AGAINST such proposal. Broker non-votes will have no effect on the vote for this proposal.

2026 Proxy Statement	6

Who is paying for the costs of this proxy solicitation?
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, trustees, and other nominees for the cost of forwarding proxy materials to beneficial owners. We have hired Alliance Advisors, LLC (“Alliance”) to help us solicit proxies. We expect to pay Alliance a base fee of $38,000 plus reimbursement of reasonable out-of-pocket expenses. Proxy solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet, or personal solicitation by Alliance.
How can I find the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results also will be published in a Current Report on Form 8-K to be filed with the SEC after the Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at ir@pacb.com, 650-521-8450 or Investor Relations, Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025.

2026 Proxy Statement	7

CORPORATE GOVERNANCE

Overview
The Board of Directors oversees our Chief Executive Officer and other senior management in the competent and ethical operation of our business and affairs and assures that the long-term interests of the stockholders are being served. The key practices and procedures of the Board of Directors are outlined in the corporate governance guidelines available on our website at https://investor.pacificbiosciences.com, under “Corporate Governance — Governance Overview.”

Board Leadership Structure
In accordance with our corporate governance guidelines, the Board of Directors believes that the roles of Chairman of the Board of Directors and Chief Executive Officer may be filled by the same or different individuals. This allows the Board of Directors flexibility to determine whether the two roles should be combined or separated based upon the needs of the Company and the Board of Director’s assessment of our leadership from time to time.
At present, the Board of Directors has determined that separating the roles of Chairman of the Board of Directors, on the one hand, and President and Chief Executive Officer, on the other hand, is appropriate and in the best interests of our stockholders, as such separation allows our President and Chief Executive Officer to focus primarily on management responsibilities and corporate strategy, while allowing the Chairman to focus on leadership of the Board of Directors, providing feedback and advice to the President and Chief Executive Officer and providing a channel of communication between the members of the Board of Directors and the President and Chief Executive Officer. The Chairman of the Board of Directors presides over all meetings of our Board of Directors and works with the President and Chief Executive Officer to develop agendas for meetings of our Board of Directors. The Chairman also works with the Board of Directors to drive decisions about particular strategies and policies and, in concert with the independent committees of the Board of Directors, facilitates a performance evaluation process of the Board of Directors.
John F. Milligan currently serves as Chairman of the Board of Directors and Mr. Henry serves as a member of the Board of Directors and as President and Chief Executive Officer of the Company.
In the absence of the Chairman at a meeting of the Board of Directors, Mr. Henry presides over the meeting, whereas during executive sessions of the independent directors, an independent director in attendance presides over the meeting and provides feedback from the executive session to the Chairman, President and Chief Executive Officer, and other senior management.

2026 Proxy Statement	8

Board Attributes Matrix
The following matrix summarizes voluntary disclosure of attributes of our Board of Directors:
Board Attributes (As of April 6, 2026)

Total Number of Directors	10

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board Oversight of Responsible Business Practices
We view responsible business practices as long-term strategic value drivers for the Company and our commitment to them is rooted in our mission to enable the promise of genomics to better human health. This commitment is overseen by our Board of Directors, primarily through our Corporate Governance and Nominating Committee, which assists the Board of Directors in overseeing the Company's responsible business strategy, policies, practices and communications with stakeholders. Our Board of Directors and our executive leadership assess and evaluate how our responsible business practices integrate into our long-term strategy.
Cybersecurity Oversight Framework
Our Board of Directors and our Audit Committee are both involved in overseeing our cybersecurity and data security risk management programs. We believe that robust cybersecurity and data security risk management is a critical component of our operations.
We have established policies and processes for assessing, identifying, and managing material risk from cybersecurity threats, and have integrated these processes into our overall risk management systems and processes. We routinely assess material risks from cybersecurity threats, including any potential unauthorized occurrence on or conducted through our information systems that may result in adverse effects on the confidentiality, integrity, or availability of our information systems or any information residing therein.
Our Audit Committee receives annual briefings from the head of our Information Technology Department and representatives from our management committee on cybersecurity regarding our cybersecurity risks and activities, including any recent cybersecurity incidents and related responses, cybersecurity systems testing, activities of third parties, and the like. In turn, our Audit committee provides regular updates to our Board of Directors.
For more information, see Part I, Item 1C of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”).

2026 Proxy Statement	9

The Board's Role in Risk Oversight
Our management has the day-to-day responsibility for identifying risks facing us, including implementing suitable mitigating processes and controls, assessing risks in relation to Company strategies and objectives, and appropriately managing risks in a manner that serves the best interests of the Company, our stockholders, and other stakeholders. Our Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and assisting management in addressing specific risks.
Generally, various committees of our Board of Directors oversee risks associated with their respective areas of responsibility and expertise. For example, our Audit Committee oversees, reviews and discusses with management and the independent auditors risks associated with our internal controls and procedures for financial reporting and the steps management has taken to monitor and mitigate those exposures; our Audit Committee also oversees the management of other risks, including those associated with foreign exchange fluctuation, compliance with the United States Foreign Corrupt Practices Act of 1977, and cybersecurity and data security risks, as discussed above. Our Compensation Committee oversees the management of risks associated with our compensation policies, plans and practices. Our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, the composition and organization of our Board of Directors and matters related to responsible business practices. Our Science and Technology Committee assists the Board of Directors in its oversight of our strategies to make use of science and technology and our quality strategy and processes. Management and other employees report to the Board of Directors and/or relevant committee from time to time on risk-related issues.

Director Independence
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Messrs. Ericson, Livingston, Mohr and Smith, Ms. Ordoñez, and Drs. Gibson, Milligan, Shapiro and Valantine, representing nine of our ten current directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The Nasdaq Stock Market LLC (“Nasdaq”).
Our Board of Directors also determined that Messrs. Livingston and Mohr and Dr. Milligan, who comprise our Audit Committee, Messrs. Ericson and Mohr, Ms. Ordoñez, and Dr. Milligan, who comprise our Compensation Committee, and Messrs. Ericson, Livingston and Smith, and Drs. Shapiro and Valantine, who currently comprise our Corporate Governance and Nominating Committee, satisfy the independence standards for those committees established by applicable SEC rules, including Rule 10A-3 of the Exchange Act, and the rules of Nasdaq. In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Following the expiration of Dr. Shapiro’s term of office as a Class I director at the Annual Meeting, Messrs. Ericson, Livingston and Smith and Dr. Valantine will comprise our Corporate Governance and Nominating Committee.
The Board of Directors believes that the independence of its members satisfies the independence standards established by applicable SEC rules and the rules of Nasdaq.

Director Nominations
Candidates for nomination to our Board of Directors are selected by the Corporate Governance and Nominating Committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our corporate governance guidelines, and the criteria adopted by the Board of Directors regarding director candidate qualifications. The Corporate Governance and Nominating Committee

2026 Proxy Statement	10

will evaluate all candidates in the same manner and using the same criteria, regardless of the source of the recommendation.
The Corporate Governance and Nominating Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. Although the Board of Directors does not maintain a specific policy with respect to board diversity, the Board of Directors believes that it should be a diverse body and the Corporate Governance and Nominating Committee considers a broad range of backgrounds and experiences. The corporate governance guidelines, stockholder nomination policy and the charter of the Corporate Governance and Nominating Committee set out that in making determinations regarding nominations of directors, the Corporate Governance and Nominating Committee considers factors such as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, and understanding of the Company’s business. The Corporate Governance and Nominating Committee considers the following minimum qualifications to be satisfied by any nominee to the Board of Directors: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board of Directors; the ability to assist and support management and make significant contributions to the Company’s success; and an understanding of the fiduciary responsibilities that is required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
Based on the Corporate Governance and Nominating Committee’s recommendation, the Board of Directors selects director nominees and recommends them for election by our stockholders, and also fills any vacancies that may arise between annual meetings of stockholders.
Additionally, pursuant to our stockholder nomination policy, the Corporate Governance and Nominating Committee will consider recommendations for candidates to the Board of Directors from stockholders holding at least five percent (5%) of the Company’s common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation. The Corporate Governance and Nominating Committee will consider director candidates who are timely proposed by our stockholders in accordance with our bylaws and other procedures established from time to time by the Corporate Governance and Nominating Committee.
If you would like the Corporate Governance and Nominating Committee to consider a prospective director candidate, please follow the procedures in our bylaws and submit the candidate’s name and qualifications to: Corporate Secretary, Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent of its common stock, to file reports of ownership and changes of ownership with the SEC. Based on our review of copies of reports filed under Section 16(a) of the Exchange Act, and written representations furnished to us, we believe that our directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the year ended December 31, 2025.

Codes of Business Conduct
We have adopted a code of business conduct that is applicable to all of our employees, officers, and directors. Our code of business conduct is available on the Investor Relations page of our website at https://investor.pacificbiosciences.com, under “Corporate Governance — Governance Overview”. We will post amendments to or waivers of our code of business conduct on the same website.

2026 Proxy Statement	11

Communication with the Board of Directors
Any stockholder communication with our Board of Directors or individual directors should be directed to Pacific Biosciences of California, Inc., c/o Corporate Secretary, 1305 O’Brien Drive, Menlo Park, CA 94025. The Corporate Secretary will forward these communications, as appropriate, directly to the director(s). The independent directors of the Board of Directors review and approve the stockholder communication process periodically in an effort to enable an effective method by which stockholders can communicate with the Board of Directors.

2026 Proxy Statement	12

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board and Committee Meetings
Our Board of Directors and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. During 2025, our Board of Directors held six meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. All of the members of our Board of Directors then serving attended our 2025 Annual Meeting of Stockholders, except with respect to Mr. Ericson and Dr. Valantine. The term of office of Lucy Shapiro, Ph.D., a Class I director, will expire at the Annual Meeting, and Dr. Shapiro will not be nominated to stand for re-election. We are grateful for Dr. Shapiro’s distinguished service on our board of directors and its committees through her tenure. Effective at the Annual Meeting, the authorized number of directors will be decreased from ten to nine.
The names of the nominees and directors, their ages as of April 6, 2026, and certain other information about them are set forth below:

Name of Director	Age	Position	Class and Current Term	Expiration of Term For Which Nominated
William Ericson	67	Director	Class III, term expires 2026	2027
Chris Gibson, Ph.D.	43	Director	Class I, term expires 2026	2027
Christian O. Henry	58	Director, President and Chief Executive Officer	Class I, term expires 2026	2027
Randy Livingston	72	Director	Class II, term expires 2027	—
John F. Milligan, Ph.D.	65	Chairman of the Board of Directors	Class I, term expires 2026	2027
Marshall Mohr	70	Director	Class II, term expires 2027	—
Kathy Ordoñez	75	Director	Class III, term expires 2026	2027
Christopher M. Smith	63	Director	Class III, term expires 2026	2027
Hannah A. Valantine, M.D.	74	Director	Class II, term expires 2027	—

2026 Proxy Statement	13

Nominees for Class I and Class III Directors (Directors Continuing in Office until the 2026 Annual Meeting; Term For Which Nominated Expires in 2027)

William Ericson
William Ericson has been a member of our Board of Directors since 2004. Mr. Ericson has been the Founding Partner at Wildcat Venture Partners since 2016 where he focuses on investments in Digital Health. He has also been a Managing Partner at Mohr Davidow Ventures (MDV) since 2000. Mr. Ericson has also served as a director of Adamas Pharmaceuticals, Inc. from 2005 to 2021. Mr. Ericson holds a B.S.F.S. from Georgetown University School of Foreign Service and a J.D. from Northwestern University School of Law. We believe that Mr. Ericson possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience with multiple companies in the life sciences industry and his focus on companies with molecular diagnostic platforms that concentrate on personalized medicine.

Chris Gibson, Ph.D.
Chris Gibson, Ph.D. joined our Board of Directors in March 2026. Dr. Gibson is the co-founder and chair of the board of directors of Recursion Pharmaceuticals, Inc. (“Recursion”) (NASDAQ: RXRX). Dr. Gibson served as the chief executive Officer and President of Recursion from November 2013 through January 2026. Dr. Gibson has served as the Co-Founder and Chief Executive Officer of BOXBOX, a private company focused on functional wellness solutions engineered for people in motion, since January 2026. Dr. Gibson has served on the Board of Cellino, a private cell-therapy technology company and informally advises dozens of young biotechnology founders, since October 2024. Dr. Gibson has been a Board member of BioHive (the Utah life science collective) since November 2020. Dr. Gibson has also served as a Board member of the Recursion Foundation (a not-for-profit entity seeking to promote corporate social responsibility) since November 2019, through which he has served on the Board of Altitude Lab (an incubator/accelerator focused on creating the next generation of diverse biotech founder in Utah) since July 2020. Dr. Gibson has also served as a Board member of the Salt Lake Tribune since June 2024. Dr. Gibson is co-author of more than a dozen peer-reviewed studies in a variety of journals including Nature, Nature Protocols, Circulation, and the Journal of Clinical Investigation. Dr. Gibson was an M.D./Ph.D. student at the University of Utah, and after obtaining his Ph.D., he withdrew from medical school to found Recursion. Dr. Gibson received undergraduate degrees in bioengineering (B.S.) and managerial studies (B.A.) from Rice University. We believe that Dr. Gibson possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his deep expertise in leveraging data-intensive approaches to accelerate biological discovery.

2026 Proxy Statement	14

Christian O. Henry
Christian O. Henry became our President and Chief Executive Officer in September 2020. He also served as our interim Chief Financial Officer from December 2024 until March 2025. He has served as a member of our Board of Directors since 2018 and was appointed as Chairman of the Board of Directors on March 2, 2020. Mr. Henry served as Executive Vice President & Chief Commercial Officer of Illumina, Inc. (“Illumina”) from 2015 through January 2017, and previously served as Senior Vice President & Chief Commercial Officer from 2014 to 2015, Senior Vice President & General Manager Genomic Solutions from 2012 to 2014, Senior Vice President, Chief Financial Officer & General Manager Life Sciences from 2010 to 2012, Senior Vice President, Corporate Development & Chief Financial Officer from 2009 to 2010, Senior Vice President & Chief Financial Officer from 2007 to 2009, and Vice President & Chief Financial Officer from 2005 to 2006. Prior to joining Illumina, Mr. Henry served as the Chief Financial Officer of Tickets.com, Inc. from 2003 to 2005. From 1999 to 2003, Mr. Henry served as Vice President, Finance & Corporate Controller of Affymetrix, Inc. (acquired by Thermo Fisher Scientific in 2016). In 1997, Mr. Henry joined Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.), as Corporate Controller, and later as its Chief Accounting Officer from 1997 to 1999. In 1996, Mr. Henry served as General Accounting Manager of Sugen, Inc. Mr. Henry began his career in 1992 at Ernst & Young LLP, where he was a Senior Accountant through 1996. Mr. Henry currently serves as a director and Chairman of the board of WAVE Life Sciences Ltd. (NASDAQ: WVE) and serves as Chairman of its compensation committee and a member of its audit committee. Mr. Henry serves as a director of Ginkgo Bioworks, Inc. (NYSE: DNA) and serves as Chairman of its audit committee and a member of its compensation committee, and was also a director of CM Life Sciences III LLC from April 2021 to December 2021. Mr. Henry holds a B.A. in biochemistry and cell biology from the University of California, San Diego and an M.B.A., with a concentration in finance, from the University of California, Irvine. We believe that Mr. Henry possesses specific attributes that qualify him to serve as a member of our Board of Directors including his over 20 years of experience in growing companies in the life sciences industry.

John F. Milligan, Ph.D.
John F. Milligan, Ph.D. has been a member of our Board of Directors since 2013 and became Chairman in September 2020. Dr. Milligan joined Gilead Sciences Inc. (“Gilead”) in 1990 as a research scientist and was appointed Director of Project Management and Project Team Leader for the Gilead Hoffmann-La Roche Tamiflu® collaboration in 1996. In 2002, Dr. Milligan was appointed Chief Financial Officer of Gilead. He was named Gilead’s Chief Operating Officer in 2007 and President in 2008. Dr. Milligan was appointed Chief Executive Officer and elected to the board of directors of Gilead in 2016. On December 31, 2018, Dr. Milligan retired as Chief Executive Officer of Gilead and resigned from the board of directors. Dr. Milligan is currently the Executive Chair of 4D Molecular Therapeutics (NASDAQ: FDMT). Dr. Milligan is the Chair of Kailera Therapeutics, Inc. (NASDAQ: KLRA), serves on the board of directors of TurnCare, Inc., and is the past Chair of the board of trustees of Ohio Wesleyan University. Dr. Milligan received his B.A. from Ohio Wesleyan University, his

2026 Proxy Statement	15

Ph.D. in biochemistry from the University of Illinois and was an American Cancer Society postdoctoral fellow at the University of California at San Francisco. We believe that Dr. Milligan possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his executive experience and his financial expertise in the life sciences industry.

Kathy Ordoñez
Kathy Ordoñez has been a member of our Board of Directors since December 2014. She served as our Chief Commercial Officer and Executive Vice President from October 2017 to October 2018. Ms. Ordoñez brings more than 30 years of experience in the life sciences and diagnostics industries. From January 2012 until June 2013, Ms. Ordoñez was a Senior Vice President at Quest Diagnostics Incorporated, a leading provider of diagnostic information services, where she was initially responsible for leading their R&D effort and later provided oversight to multiple businesses commercializing diagnostic products and testing services. Ms. Ordoñez joined Quest Diagnostics as part of its acquisition in 2011 of Celera Corporation, a leading provider of genetic testing products for HIV resistance, cystic fibrosis and high complexity tissue transplantation. From April 2002 until May 2011, Ms. Ordoñez was the Chief Executive Officer at Celera, and she founded Celera Diagnostics in December 2000. From 1985 until 2000, Ms. Ordoñez held several senior positions at Hoffmann-La Roche, overseeing the formation of Roche Molecular Systems, where she served as President and Chief Executive Officer, and led the wide-scale commercial application of the Polymerase Chain Reaction (PCR) technology to the research, diagnostic and forensic fields. Ms. Ordoñez served as a member of the board of directors of Science Mill from August 2022 to December 2025. Ms. Ordoñez served as a member of the board of directors of Quidel Corporation from July 2019 to May 2022 and served on its compensation committee. Ms. Ordoñez also served as a director, non-executive Chairman, and Chief Executive Officer of RainDance Technologies, Inc., which was sold to Bio-Rad Laboratories, Inc. in February 2017. Ms. Ordoñez holds a B.A. in Chemistry and honorary Doctorate of Science from Hartwick College. We believe that Ms. Ordoñez possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her extensive experience in the life sciences and diagnostic industries.

Christopher M. Smith
Christopher M. Smith joined our Board of Directors in January 2025. He currently serves as President and Chief Executive Officer and as a director of Laborie Medical, a global medical technology company. He served as Chief Executive Officer and a director of NeoGenomics Laboratories, Inc. (“NeoGenomics”) from August 2022 to April 2025. Prior to joining NeoGenomics, from 2019 to 2022, Mr. Smith served as Chief Executive Officer of Ortho Clinical Diagnostics (“Ortho Clinical”). Under his leadership, Ortho Clinical raised $1.45 billion in funding for a 2021 initial public offering, achieved

2026 Proxy Statement	16

accelerated revenue growth while simultaneously improving profitability, and successfully guided the company through a combination with Quidel Corporation that closed in May 2022. Prior to Ortho Clinical, from 2004 to 2018, Mr. Smith served in key executive leadership positions, including Chief Executive Officer of Cochlear Limited (“Cochlear”), a global market leader in implantable hearing solutions. Having initially joined Cochlear as President of Cochlear Americas in 2004, Mr. Smith helped grow division revenue from $80 million to over $400 million before being named Chief Executive Officer in 2015. Before joining Cochlear, Mr. Smith served as a Chief Executive Officer in residence at global private equity firm Warburg Pincus and Global Group President at Gyrus Group Plc., a surgical products company. Prior to that, he served in a variety of leadership roles at Abbott, KCI, Prism and Cardinal Health. Mr. Smith currently serves as a member of the board of directors of Advanced Instruments, a global provider of scientific and analytical instruments for the biotechnology, clinical, and food and beverage industries. Mr. Smith was formerly a member of the board of directors at QuidelOrtho, a global provider of innovative in vitro diagnostic technologies. In addition, Mr. Smith previously served as Chair of the board of directors of Osler Diagnostics, a UK-based diagnostics company, a member of the board of directors of Akouos, Inc., a precision genetic medicine company, a member of the board of directors of Osler Diagnostics Limited, a medical diagnostic company, a member of the board of directors of Results Physiotherapy, LLC (acquired by Upstream Rehabilitation Inc.), and a member of the board of directors of Advanced Instruments, LLC, a global provider of scientific and analytical instruments. Mr. Smith has a BS from Texas A&M University. We believe that Mr. Smith possesses specific attributes that qualify him to serve as a member of our Board of Directors including his extensive industry knowledge, his proven operating success, and his experience serving on the boards of directors of other public companies

Continuing Class II Directors (Term Expires in 2027)

Randy Livingston
Randy Livingston has been a member of our Board of Directors since 2009. He served as Vice President for Business Affairs of Stanford University from March 2001 until December 2025 and Chief Financial Officer of Stanford University from March 2001 until September 2025. In October 2017, he was also named University Liaison for Stanford Medicine and a director of Stanford Health Care and Lucile Packard Children’s Hospital at Stanford and served in these roles until September 2025. Before joining Stanford University, Mr. Livingston served as chief financial officer for multiple technology and life science companies in Silicon Valley. Mr. Livingston also served as a director of eHealth, Inc. from 2008 to 2023 and as a director of Genomic Health, Inc. from 2004 to 2016. Mr. Livingston holds a B.S. in Mechanical Engineering and an M.B.A. from Stanford University. We believe that Mr. Livingston possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his executive experience and his financial and accounting expertise with public companies.

2026 Proxy Statement	17

Marshall Mohr
Marshall Mohr has been a member of our Board of Directors since 2012. Mr. Mohr joined Intuitive Surgical, Inc. (“Intuitive Surgical”), a provider of surgical robotics, in March 2006 as Senior Vice President and Chief Financial Officer and was promoted to Executive Vice President and Chief Financial Officer in July 2018. Beginning January 1, 2022, Mr. Mohr assumed the role of Executive Vice President, Global Business Services. Mr. Mohr retired from Intuitive Surgical in August 2024. Prior to joining Intuitive Surgical, Mr. Mohr served as Vice President and Chief Financial Officer of Adaptec, Inc. Before 2003, Mr. Mohr was an audit partner with PricewaterhouseCoopers LLP where he was most recently the managing partner of the firm’s West Region Technology Industry Group and led its Silicon Valley accounting and audit advisory practice. In January 2026, Mr. Mohr was appointed to the board of directors of Capstan Medical Inc., a private, early-stage company. In January 2025, Mr. Mohr was appointed to the board of directors of SRI International, a nonprofit scientific research institute. In January of 2022, Mr. Mohr was appointed to the board of directors of Veeva Systems Inc. (NYSE: VEEV) and serves as its Chairman of the audit committee. Mr. Mohr served as a member of the board of directors and Chairman of the audit committee of Plantronics, Inc. (“Plantronics”), a global outfitter of professional-grade audio and video technology, from 2005 to 2022 when Plantronics was sold to HP Inc., and also served as a member of the board of directors and Chairman of the audit committee of Atheros Communications, Inc. (“Atheros”), a developer of semiconductor system solutions for wireless communications products, from November 2003 to May 2011 when Atheros was sold to Qualcomm, Inc. Mr. Mohr holds a Bachelor of Business Administration in Accounting and Finance from Western Michigan University. We believe that Mr. Mohr possesses specific attributes that qualify him to serve as a member of our Board of Directors, including his experience in financial and accounting matters.

Hannah A. Valantine, M.D.
Hannah A. Valantine, M.D. has been a member of our Board of Directors since June 2021. Dr. Valantine currently serves as Professor of Medicine at Stanford University School of Medicine, where she has been a faculty member since 1987. From April 2014 to September 2020, Dr. Valantine served as Chief Officer for Scientific Workforce Diversity at the National Institutes of Health, and as a Senior Investigator in the Intramural Research Program at the National Heart, Lung, and Blood Institute. From November 2004 to April 2014, Dr. Valantine was Professor of Cardiovascular Medicine and the Senior Associate Dean for Diversity and Leadership at Stanford. In collaboration with her colleagues at Stanford, Dr. Valantine co-invented the technology for donor derived cell-free DNA for diagnosis of transplant rejection, which is currently licensed and used to monitor patients for early detection of acute rejection. Dr. Valantine also serves as Principal and Founder of HAV LLC, a consulting company for diversity, equity and inclusion that she founded in January 2021, and as a director on the boards of BridgeBio Pharma, Inc. (NASDAQ: BBIO), a company that finds, develops, and delivers breakthrough medicines for genetic diseases, and CareDX (NASDAQ: CDNA), a leading precision medicine company focused on the discovery, development and commercialization of clinically differentiated, high-value

2026 Proxy Statement	18

healthcare solutions for transplant patients and caregivers. We believe that Dr. Valantine possesses specific attributes that qualify her to serve as a member of our Board of Directors, including her extensive experience in the life sciences industry.

Board Committees
Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Science and Technology Committee, each of which has the composition and the responsibilities described below. The Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Science and Technology Committee all operate under charters approved by our Board of Directors, which charters are available on the Investors Relations page of our website at https://investor.pacificbiosciences.com, under “Corporate Governance — Governance Overview.” Our Board of Directors also establishes additional committees from time to time to address specific needs. We have developed an orientation program designed to familiarize new directors with our business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes, and our Code of Business Conduct. In addition, our committees monitor the continuing education needs of their members and recommend action to our Board of Directors where appropriate. Further, our executive officers are responsible for periodically providing materials or briefing sessions for continuing directors to assist them in discharging their duties. Our Board of Directors also receives periodic briefings and education on core concepts and trends that impact our businesses.
The following table sets forth (i) the four standing committees of our Board of Directors, (ii) the current members of each committee and (iii) the number of meetings held by each committee in fiscal year 2025:

Name of Director	Audit	Compensation	Corporate Governance and Nominating	Science and Technology
William Ericson		X (chair)	X
Chris Gibson, Ph.D.				X(1)
Randy Livingston	X(2)		X
John F. Milligan, Ph.D.	X	X
Marshall Mohr	X (chair)(3)	X
Kathy Ordoñez		X		X (chair)
Lucy Shapiro, Ph.D.			X (chair)(4)	X(5)
Christopher M. Smith(6)			X	X
Hannah A. Valantine, M.D.			X	X
Number of meetings held during 2025	5	6	2	3

(1)Dr. Gibson was appointed to our Board of Directors and Science and Technology Committee in March 2026.
(2)Mr. Livingston stepped down as Chair of our Audit Committee in February 2025.
(3)Mr. Mohr was appointed as Chair of our Audit Committee in February 2025.
(4)Following the expiration of Dr. Shapiro’s term of office as a Class I director at the Annual Meeting, Messrs. Ericson, Livingston and Smith and Dr. Valantine will comprise our Corporate Governance and Nominating Committee.
(5)Following the expiration of Dr. Shapiro’s term of office as a Class I director at the Annual Meeting, Drs. Gibson and Valantine, Ms. Ordoñez (Chair) and Mr. Smith will comprise our Science and Technology Committee.
(6)Mr. Smith was appointed to our Science and Technology Committee in February 2025 and to our Corporate Governance and Nominating and Committee in February 2026.
Audit Committee

2026 Proxy Statement	19

Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board of Directors in monitoring our financial systems and our legal and regulatory compliance. Our Audit Committee is responsible for, among other things:
•appointing and overseeing and evaluating the independence and qualifications of our independent auditor;
•approving audit and non-audit services;
•reviewing our internal controls and the integrity of our financial statements;
•reviewing the presentation of financial information, earnings press releases and guidance;
•setting hiring policies with regard to the hiring of employees or former employees of our independent auditor and overseeing compliance with such policies;
•reviewing, approving and monitoring related party transactions;
•reviewing and monitoring compliance with our Code of Business Conduct;
•adopting and overseeing procedures to address complaints received by us regarding accounting, internal accounting controls or auditing matters;
•reviewing and discussing with management (a) the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs and (b) reports regarding compliance with applicable laws, regulations and internal compliance programs; and
•reviewing and monitoring compliance with our investment policies.
Our Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements under the rules of Nasdaq and the SEC and each member of our Audit Committee qualifies as an audit committee financial expert as defined under SEC rules and regulations. We believe that the composition of our Audit Committee meets the requirements for independence under, and the functioning of our Audit Committee complies with, all applicable requirements of The Nasdaq Stock Market and SEC rules and regulations.
Compensation Committee
Our Compensation Committee oversees our corporate compensation policies, plans and programs. The Compensation Committee is responsible for, among other things:
•reviewing and approving the compensation of our executive officers other than our Chief Executive Officer and reviewing and recommending for approval to our Board of Directors the compensation of our Chief Executive Officer;
•reviewing, approving and administering our employee compensation plans;
•advising our Board of Directors on management proposals to stockholders on executive compensation matters, including advisory votes on executive compensation;
•establishing, and periodically reviewing, our employee compensation plans, policies and practices;
•reviewing and discussing with management, at least annually, the risks associated with our compensation policies and practices;
•reviewing, approving or making recommendations to our Board of Directors regarding the adoption, amendment or termination of any clawback policy and administering the same;
•reviewing and advising our Board of Directors on director compensation; and
•in consultation with management, overseeing regulatory compliance with respect to compensation matters.
Our Board of Directors has determined that each member of our Compensation Committee is independent for such purposes within the meaning of the listing rules of Nasdaq. We believe that the

2026 Proxy Statement	20

composition of our Compensation Committee meets the requirements for independence under, and the functioning of our Compensation Committee complies with, all applicable requirements of Nasdaq and SEC rules and regulations.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee oversees and assists our Board of Directors in reviewing and recommending corporate governance policies and nominees for election to our Board of Directors. The Corporate Governance and Nominating Committee is responsible for, among other things:
•reviewing and assessing and making recommendations to our Board of Directors regarding desired qualifications, expertise and characteristics sought of board members;
•establishing procedures for the submission of candidates for election to our Board of Directors;
•reviewing our succession planning process for our Chief Executive Officer and other members of our executive management team;
•reviewing the structure and composition of each committee of our Board of Directors;
•reviewing and making recommendations to our Board of Directors regarding our corporate governance guidelines and corporate governance framework;
•overseeing director orientation for new directors and continuing education for our directors;
•reviewing and discussing with management enterprise risk, including cybersecurity risks;
•overseeing the evaluation of the performance of our Board of Directors and its committees;
•reviewing conflicts of interest of our board members and officers other than related party transactions reviewed by our Audit Committee;
•administering policies and procedures for communications with the non-management members of our Board of Directors; and
•reviewing and discussing with management the disclosure of the Company’s corporate governance practices.
Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is independent within the meaning of the listing rules of Nasdaq.
Science and Technology Committee
Our Science and Technology Committee oversees and assists our Board of Directors in reviewing relevant science and technology matters related to the Company. The Science and Technology Committee is responsible for, among other things:
•serving in an advisory role and recommending other external advisors to assist us with the use of our science and technology;
•overseeing our innovation strategy, including periodic reviews of our research and development (“R&D”) portfolio and its overall competitiveness, the science and technology underlying major R&D initiatives, the competitive environment, and disruptive technology impacts;
•periodically conducting targeted reviews of our patent portfolio and strategy;
•advising the Board of Directors on the scientific and R&D aspects of major technology-based transactions and licensing agreements that require Board of Directors approval;
•reviewing the Company’s overall quality strategy and processes in place to monitor and control product quality;

2026 Proxy Statement	21

•periodically reviewing results of product quality and quality system assessments by us and external parties; and
•reviewing important product quality issues and field actions by us.

Director Compensation
Director Compensation Policy
Employee directors are not compensated for their services on our Board of Directors in addition to their regular employee compensation.
Our non-employee directors are compensated in accordance with the Company’s Outside Director Compensation Policy (as most recently amended in April 2026, the “Director Compensation Policy”). A summary of the Director Compensation Policy, as in effect in 2025, is set forth below. The Compensation Committee’s independent compensation consultant, Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), regularly conducts a review of our director compensation policies and practices to advise on whether they are competitive with the market.
In April 2025, the Board of Directors amended and restated the Director Compensation Policy, upon the recommendation of the Compensation Committee following review of market data prepared by Aon. Specifically, the Board of Directors revised the annual award structure to solely provide for the grant of annual awards in the form of stock options and to increase the cap on the number of shares underlying annual awards, as further described below. These changes were intended to better align our director compensation with competitive market levels and maintain a significant portion of director pay in at‑risk, equity‑based compensation that is directly linked to long‑term stockholder value.
Director Compensation Limit
Under the terms of each of the Company’s 2020 Equity Incentive Plan, as amended (the “2020 Plan”) and the Director Compensation Policy, non-employee directors may not be granted, in any fiscal year, awards and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $500,000, provided that such amount is increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. Any awards or other compensation provided to an individual for his or her services as an employee or consultant (other than as a non-employee director) is excluded from such calculation.
Cash Compensation
Cash compensation for non-employee members of the Board of Directors was the same in 2025 as it was in 2024. Each non-employee member of the Board of Directors was eligible to receive the following cash compensation, which is paid quarterly in equal installments in advance:
•Each non-employee director is paid an annual cash retainer of $40,000. There are no per-meeting attendance fees for attending meetings of the Board of Directors or meetings of any committee of the Board of Directors.
•The chair of our Audit Committee is paid an annual retainer of $20,000 and members of our Audit Committee other than the chair are paid an annual retainer of $10,000.
•The chair of our Compensation Committee is paid an annual retainer of $14,000, and members of our Compensation Committee other than the chair are paid an annual retainer of $7,000.
•The chair of our Corporate Governance and Nominating Committee is paid an annual retainer of $10,000, and members of our Corporate Governance and Nominating Committee other than the chair are paid an annual retainer of $5,000.

2026 Proxy Statement	22

•The chair of our Science and Technology Committee is paid an annual retainer of $10,000, and the members of our Science and Technology Committee other than the chair are paid an annual retainer of $5,000.
•The chair of our Board of Directors is paid an annual retainer of $40,000.
We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.
Equity Compensation
Each individual who first becomes a non-employee director is granted a stock option (an “Initial Option Award”) and an award of restricted stock units (“RSUs”) (an “Initial RSU Award,” and together with the Initial Option Award, the “Initial Awards”), in each case under the terms of the 2020 Plan, that have an aggregate grant date fair value as of such Initial Awards’ grant date equal to $450,000, with the Initial Option Award having a grant date fair value equal to fifty percent (50%) of such dollar amount and the Initial RSU Award having a grant date fair value equal to fifty percent (50%) of such dollar amount; provided that in no event will the aggregate number of shares subject to the Initial Awards granted to a non-employee director exceed 127,000 shares. The Initial Awards are made on the first date on which such individual first becomes a non-employee director (the first date as a non-employee director, the “Initial Start Date”), whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. Each Initial Option Award is scheduled to vest as to one-third (1/3rd) of the shares subject to the Initial Option Award on the one (1) year anniversary of the non-employee director’s Initial Start Date, and thereafter, in equal installments on a monthly basis for the next twenty-four (24) months on the same day of the month as the non-employee director’s Initial Start Date (or if a particular month does not have a corresponding day within that month, then the last day of that month), in each case subject to the non-employee director continuing to be a director through the applicable vesting date. Each Initial RSU Award is scheduled to vest as to one-third (1/3rd) of the shares subject to the Initial RSU Award on the one (1), two (2), and three (3) year anniversaries of the non-employee director’s Initial Start Date, in each case subject to the non-employee director continuing to be a director through the applicable vesting date.
In addition, following the April 2025 amendment, effective as of the date of each annual meeting of our stockholders (each an “Annual Meeting Date”), each individual who is continuing as a non-employee director as of such Annual Meeting Dates is automatically granted a non-statutory stock option (the “Annual Award”) with an aggregate grant date fair value as of such Annual Award's grant date equal to $200,000; provided that the aggregate number of shares subject to the Annual Award granted to each non-employee director as of an Annual Meeting Date shall not exceed 65,000 shares. Further, the grant date fair value of the first Annual Award granted to a non-employee director is prorated based on the number of months of continuous service such non-employee director provided as a member of the Board of Directors during the twelve (12) month period immediately preceding such Annual Meeting Date (with any partial month of service provided rounded up to a whole month) to the extent such individual’s service as a member of the Board of Directors commenced after the date of the Company’s immediately preceding annual meeting of stockholders. An individual who is a non-employee director as of an Annual Meeting Date who resigns from such non-employee director role or otherwise ceases to be a non-employee director as of such date, is not granted an Annual Award on such date, and an individual who first becomes a non-employee director as of an Annual Meeting Date is eligible to receive an Initial Award but not an Annual Award with respect to such Annual Meeting Date. The Annual Awards are scheduled to vest monthly over one (1) year, on the same day of the month as the Annual Award’s date of grant (or if a particular month does not have a corresponding day within that month, then the last day of that month) or, if earlier, on the date of the Company’s next annual meeting of stockholders occurring after the Annual Award’s date of grant, provided such non-employee director continues to serve as a director through the applicable vesting dates.

2026 Proxy Statement	23

In the event of a “change in control,” as defined in the 2010 Outside Director Equity Incentive Plan (the “2010 Director Plan”), with respect to awards granted under the 2010 Director Plan to non-employee directors, the participant non-employee director will fully vest in and have the right to exercise awards as to all shares underlying such awards and all restrictions on awards will lapse, and all performance goals or other vesting criteria will be deemed achieved at 100% of target level and all other terms and conditions met.
The 2020 Plan provides that, in the event of our merger with or into another corporation or other entity or our “change in control” (as defined in the 2020 Plan), the administrator will have authority to determine the treatment of outstanding awards (without participants’ consent), including, without limitation, that:
•awards will be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation or its affiliate;
•awards will terminate upon or immediately prior to consummation of such transaction;
•awards will vest, in whole or in part and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;
•an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant’s rights as of the date of the transaction, or an award will be replaced with other rights or property selected by the administrator in its sole discretion; or
•any combination of the above.
If the successor in the transaction does not assume or substitute for the award (or portion of the award), the award (or applicable portion) will vest in full (and become exercisable with respect to options and similar awards), with any performance-based criteria deemed achieved at 100% of target levels. With respect to awards granted to a non-employee director that are assumed or substituted for in the transaction, if on the date of or after such assumption or substitution, the individual’s status as a director of the Company or of the successor corporation, as applicable, is terminated other than upon voluntary resignation (except if such resignation is at the request of the acquirer), then such director’s awards will accelerate vesting as described above as though such awards had not been assumed or substituted for.
2026 Amendments to the Director Compensation Policy
In April 2026, our Board of Directors amended our Director Compensation Policy (i) to remove the cap on the number of shares subject to the Initial Awards, (ii) to increase the value of Annual Awards from $200,000 to $240,000 and to increase the cap on the number of shares subject to Annual Awards from 65,000 shares to 223,500 shares and (iii) to provide that the value of Initial Awards and Annual Awards will be determined with reference to the volume-weighted average price of the Company’s common stock for the 30 consecutive trading days ending on the trading day prior to the relevant grant date, rather than the grant date fair value. The Board of Directors made these changes upon the recommendation of the Compensation Committee, after taking input from Aon and taking into account the Company’s current stock price and volatility. In addition, upon the recommendation of the Compensation Committee following consultation with Aon, the Board of Directors approved the following changes to the cash compensation under our Director Compensation Policy:
•Each non-employee director is paid an annual cash retainer of $50,000 (increased from $40,000);
•The chair of our Compensation Committee is paid an annual retainer of $15,000 (increased from $14,000), and members of our Compensation Committee other than the chair are paid an annual retainer of $7,500 (increased from $7,000); and
•The chair of our Board of Directors is paid an annual retainer of $50,000 (increased from $40,000).

2026 Proxy Statement	24

The other terms of our Director Compensation Policy remained unchanged.
Director Compensation for Fiscal Year 2025
The following table sets forth information concerning compensation paid or accrued for services rendered to us by the non-employee members of our Board of Directors for the year ended December 31, 2025. The table excludes Mr. Henry, who was an employee during 2025 and consequently did not receive any compensation from us for his role as a director in 2025.

Name(1)	Fees earned or paid in cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Total ($)
William Ericson	59,000	—	49,554	108,554
Randy Livingston	56,016	—	49,554	105,570
David Meline(4)	8,333	—	—	8,333
John F. Milligan, Ph.D.	97,000	—	49,554	146,554
Marshall Mohr	65,984	—	49,554	115,538
Kathy Ordoñez	57,000	—	49,554	106,554
Lucy Shapiro, Ph.D.	55,000	—	49,554	104,554
Christopher M. Smith(5)	41,195	86,558	111,335	239,088
Hannah A. Valantine, M.D.	50,000	—	49,554	99,554

(1)    Dr. Gibson was appointed to our Board of Directors effective March 3, 2026 and is not included in this table because he did not receive any compensation for the fiscal year ended December 31, 2025.
(2) Amounts shown represent the aggregate grant date fair value of stock option awards granted in the fiscal year ended December 31, 2025. These amounts have been computed in accordance with FASB ASC 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used to calculate the amounts reported in this column are set forth under Note 9 of the Notes to Consolidated Financial Statements contained in our Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee director.
(3)    The aggregate number of shares subject to outstanding RSUs and stock options outstanding and exercisable as of December 31, 2025 for each non-employee director is as follows:

Name(1)	Aggregate Number of RSUs Outstanding	Aggregate Number of Stock Options Outstanding	Aggregate Number of Stock Options Exercisable
William Ericson	—	320,353	287,853
Randy Livingston	—	320,353	287,853
David Meline(4)	—	—	—
John F. Milligan, Ph.D.	—	305,353	272,853
Marshall Mohr	—	320,353	287,853
Kathy Ordoñez	—	245,353	212,853
Lucy Shapiro, Ph.D.	—	320,353	287,853
Christopher M. Smith(5)(6)	54,099	105,401	16,250
Hannah A. Valantine, M.D.	—	214,961	182,461

(4) Mr. Meline resigned from our Board of Directors effective January 30, 2025.
(5)    Mr. Smith was appointed to our Board of Directors effective January 30, 2025.

2026 Proxy Statement	25

(6)    In 2025, Mr. Smith received an Initial Option Award with a grant date fair value of $86,558 and an Annual Award with a grant date fair value of $24,777, each computed in accordance with FASB ASC 718.

2026 Proxy Statement	26

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of ten members. The term of office of Lucy Shapiro, Ph.D., a Class I director, will expire at the Annual Meeting, and Dr. Shapiro will not be nominated to stand for re-election. We are grateful for Dr. Shapiro’s distinguished service on our board of directors and its committees through her tenure. Effective at the Annual Meeting, the authorized number of directors will be decreased from ten to nine. Our certificate of incorporation was amended in 2024 to provide for each director to serve a one-year term upon expiration of each director’s then-current term. We are in the second year of a three-year process of declassifying our Board of Directors. Each person elected as a Class I or Class III director at the Annual Meeting will serve for a one-year term expiring on the date of the Company’s 2027 annual meeting of stockholders, instead of the three-year terms that directors served prior to the start of the declassification of our Board of Directors.
At the 2026 annual meeting of stockholders, the successors of the directors whose terms expire at the 2026 annual meeting of stockholders (including, for the avoidance of doubt, the Class I and Class III directors and the successors of the directors elected at the Annual Meeting) will each be elected for a term expiring at the annual meeting of stockholders held in 2027. From and after our 2027 annual meeting of stockholders, the division of our directors into classes will terminate in accordance with our Amended and Restated Certificate of Incorporation and all of our directors will be elected for terms expiring at the next annual meeting of stockholders.
Our Board of Directors has nominated Chris Gibson, Ph.D., Christian O. Henry and John F. Milligan, Ph.D. for election as Class I directors, and William Ericson, Kathy Ordoñez and Christopher M. Smith for election as Class III directors at the Annual Meeting. Please refer to the “Board of Directors and Committees of the Board” section above for the nominees’ biographies.
Each nominee will be elected separately by a majority vote. A given nominee will be elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. If any incumbent nominee receives a greater number of votes against his or her election than votes for such election, our corporate governance guidelines require that such incumbent nominee promptly tender his or her resignation promptly following certification of the applicable stockholder vote. The Qualified Independent Directors (as defined in the corporate governance guidelines) will then decide whether to accept or reject the resignation or whether other action should be taken. Our Board of Directors, through the Qualified Independent Directors, will publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. Full details of this policy are set forth in our corporate governance guidelines on our website at https://investor.pacificbiosciences.com, under “Corporate Governance — Governance Overview”.
If a nominee is unable or declines to serve as a director, the proxies will be voted at the Annual Meeting for any nominee who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

2026 Proxy Statement	27

Summary information regarding our Class I and Class III nominees, as well as directors not up for election at the Annual Meeting is set forth below.

Name of Director	Age	Principal Occupation	Director Since
Class I Nominees (term for which nominated expires in 2027)
Chris Gibson, Ph.D.	43	Co-founder and Chairman of the Board of Directors of Recursion	2026
Christian O. Henry	58	President and Chief Executive Officer of Pacific Biosciences of California, Inc.	2018
John F. Milligan, Ph.D.	65	Chairman of the Board of Directors of Pacific Biosciences of California, Inc.	2013
Class III Nominees (term for which nominated expires in 2027)
William Ericson	67	Founding Partner of Wildcat Venture Partners	2004
Kathy Ordoñez	75	Former Chief Executive Officer of Roche Molecular Systems, Celera Corporation and RainDance Technologies	2014
Christopher M. Smith	63	President and Chief Executive Officer of Laborie Medical Technologies	2025
Class II Directors (term expires in 2027)
Randy Livingston	72	Former Vice President for Business Affairs and Chief Financial Officer of Stanford University	2009
Marshall Mohr	70	Former Executive Vice President, Global Business Services of Intuitive Surgical, Inc.	2012
Hannah A. Valantine, M.D.	74	Professor of Medicine (Cardiovascular) at the Stanford University Medical Center	2021
There are no family relationships among any of the nominees, directors and/or any of our executive officers. Our executive officers serve at the discretion of the Board of Directors. Further information about our directors, including each of the Class I and Class III director nominees, is provided in the “Board of Directors and Committees of the Board” section above.
Required Vote
The number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.
Vote Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE SIX DIRECTOR NOMINEES NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT TO SERVE AS A DIRECTOR.

2026 Proxy Statement	28

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2026. Ernst & Young LLP has audited our consolidated financial statements since 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors, however, is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.
The following is a summary of the Ernst & Young LLP fees for professional services rendered for the fiscal years ended December 31, 2025 and December 31, 2024 (in thousands):

Fee Category	2025	2024
Audit Fees	$2,160	$2,615	(1)
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,160	$2,615

(1) Audit Fees for 2024 have been updated to include actual fee amounts billed.
Audit Fees consisted of professional services rendered in connection with the audit of our annual consolidated financial statements, including the audit of internal control over financial reporting, and quarterly review of our condensed financial statements. This category also includes advice on accounting matters that arose during the audit or the review of interim financial statements, comfort letters, consents, and statutory audits required in non-U.S. jurisdictions.

2026 Proxy Statement	29

Audit-Related Fees consisted of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements or internal control over financial reporting and are not reported under “Audit Fees,” as well as fees related to due diligence related to mergers and acquisitions.
Tax Fees generally consist of professional services rendered in connection with tax compliance, tax advice and tax planning.
All Other Fees consisted of fees for products and services other than the services reported above, including fees paid for a subscription to an accounting research database.
The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Ernst & Young LLP.
Required Vote
The ratification of the appointment of Ernst & Young LLP requires the affirmative “FOR” vote of a majority of the voting power of the shares present remotely or by proxy at the Annual Meeting and entitled to vote on the subject matter. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Vote Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2026.

2026 Proxy Statement	30

PROPOSAL 3: ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables stockholders to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This approval is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
We encourage you to read our Compensation Discussion and Analysis beginning on page 51, which describes in more detail how our executive compensation program operates and is designed to achieve our goals, as well as the compensation tables and narrative beginning on page 66, which provide detailed information on the compensation of our NEOs.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative disclosures set forth in this Proxy Statement relating to the 2026 Annual Meeting of Stockholders of Pacific Biosciences of California, Inc.”
Required Vote
The affirmative “FOR” vote of a majority of the voting power of the shares present in person, remotely or represented by proxy at the 2026 Annual Meeting and entitled to vote on the subject matter is required to approve, on an advisory basis, the compensation awarded to NEOs for the year ended December 31, 2025. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Although this say-on-pay vote is advisory and, therefore, will not be binding on us, our Compensation Committee and our Board of Directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our NEOs, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.
Vote Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

2026 Proxy Statement	31

PROPOSAL 4: APPROVAL OF AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN
General
We are seeking stockholder approval of an amendment to the 2020 Plan to increase the number of shares of our common stock (“Shares”) reserved for issuance under the 2020 Plan by 16,000,000 Shares, so that we may continue to achieve our goals of attracting, retaining and motivating our service providers through grants of equity awards, which the Board of Directors believes to be in the best interests of the Company and its stockholders. Other than increasing the 2020 Plan by these additional 16,000,000 Shares, no material changes will be made to our 2020 Plan. The Board of Directors, Compensation Committee, and management believe that grants of equity awards to employees motivate high levels of performance to achieve our goals, provide an effective means for recognizing employee contributions that promote our success, and promote the closer alignment of the interests of employees with those of our stockholders by giving employees a perspective of an owner with an equity stake in the Company.
As we seek to accelerate our growth and transformation, the need for providing competitive compensation, including grants of equity awards to attract, retain and motivate our talented employees is particularly critical.
Other than the Share increase pursuant to the amendment subject to the stockholder approval under this proposal, the 2020 Plan has not been amended since stockholders last approved the 2020 Plan on June 4, 2025.
Upon recommendation of the Compensation Committee, the Board of Directors approved the amendment to the 2020 Plan on April 22, 2026, subject to approval of the stockholders at the Annual Meeting. If stockholders approve the amendment to the 2020 Plan, then the amended 2020 Plan will replace the version of the 2020 Plan currently in effect. If stockholders do not approve the amendment to the 2020 Plan, the 2020 Plan will continue in effect without the amendment increasing the number of Shares reserved for issuance under it, and we will continue to grant awards under the 2020 Plan, subject to its current terms, conditions and limitations, using the Shares available for issuance thereunder. If stockholders do not approve this Proposal No. 4, we anticipate that the Shares that remain available for grant will be insufficient for us to continue to provide equity incentives at a competitive market level, limiting our ability to attract and retain talented employees and other service providers, and requiring a greater cash allocation to support our incentive programs, and the Compensation Committee and the Board of Directors believe this result would have a significantly negative impact on the Company’s compensation program and business objectives. As such, the Compensation Committee and the Board of Directors believe the additional Shares to be made available under the 2020 Plan are necessary and important for achieving our recruiting, retention and incentive goals.
Considerations in Determining Share Increase Under the 2020 Equity Incentive Plan
In determining and recommending to the Board of Directors the number of additional Shares to request under the 2020 Plan, the Compensation Committee considered a number of factors, including the following:
•Attracting, Retaining and Motivating. The Compensation Committee considered the importance of an appropriately-sized pool of Shares to attract, retain and motivate high-caliber talent. Equity awards are important to our human capital management strategy to keep employees focused on how their individual performance drives value for the Company, which in turn provides an opportunity to share in long-term wealth building based on their ownership of our equity. Our plan is broad-based and historically, we have granted equity awards deeply in our organization, believing that a culture of ownership is important to our ability to achieve our short- and long-term business objectives and that our success is dependent on our employees feeling invested in our future. In fiscal year 2025, we granted

2026 Proxy Statement	32

equity awards to substantially all eligible employees of the Company. We believe continued competitive equity grant practices will support the attraction and retention of key talent at an important time for the Company, which is a key aspect of our broader human capital management strategy.
•Equity Compensation Is Important in a Competitive Labor Market. In the global life sciences industry, there is significant competition for experienced and educated individuals with the skills necessary to execute our strategy and advance our business. Our principal management, scientific, and engineering personnel are based in highly competitive labor markets. Compensation levels in these markets remain relatively high and we must compete with large and well-resourced competitors. In the markets where we operate, we must compete for talent with some of the largest companies in the world including with some of the largest genomic sequencing companies in the world. Our success depends on our ability to attract, retain and motivate key employees. To compete in a competitive market for talent, we believe that it is important to offer competitive compensation packages that include equity and cash components. Equity compensation is an important part of our employment value proposition. Our Board of Directors and Compensation Committee believe we could face material retention risks, including with respect to key employees, if we are unable to provide long-term retention incentives.
•Market Volatility. The life sciences industry has faced significant headwinds over the last couple of years, especially in the United States, from among other things, reduced scientific and medical research funding, supply chain scarcity and shortages, and inflation, all of which we believe has negatively impacted our revenues, costs, and stock price. The low stock price, coupled with a competitive labor market, as described above, has resulted, and may continue to result, in the issuance of more Shares relative to previous years when the stock price was higher. As a result, the Compensation Committee, after considering share modeling recommendations provided by its third-party compensation consultant, and input from Alliance Advisors, determined that continued stock price deterioration could result in an increase in the number of Shares required to offer the competitive compensation packages that are often necessary to attract, retain and motivate the highly educated and skilled employees that are critical for the execution of our business strategy and to advance our business.
•Historical Grant Practices.  The Compensation Committee considered our historical grants of equity awards in the past three years. Under our equity incentive plans, we granted stock options and RSUs covering 7,559,966 Shares (excluding Shares subject to PSUs granted in 2023 covering an aggregate of 564,429 Shares at target, or 200% of such number of Shares assuming maximum performance) in 2023, 13,215,686 Shares in 2024, and 20,286,667 Shares in 2025, respectively, for a total of 41,062,319 Shares over such three-year period. In the first quarter of 2026, we granted stock options and RSUs covering 15,496,343 Shares.
•Forecasted Usage.  If stockholders approve the amendment to the 2020 Plan, the Compensation Committee anticipates that we likely need to again request additional Shares for the 2020 Plan at our 2027 Annual Meeting of Stockholders, based on our Share price, recent burn rate history, and historical and expected new hire and annual grant practices. In addition, if stockholders approve the amendment to the 2020 Plan, we do not intend to grant any stock options or RSUs covering Shares, or increase the number of available Shares under, our 2020 Inducement Equity Incentive Plan (the “Inducement Plan”). In making this determination, the Compensation Committee considered the potential impact of any expected future changes in employee population on projected Share use, the risk that the stock price may further deteriorate in connection with macroeconomic factors outside of the Company's control, including possible continued or expanded military operations and conflicts in the Middle East and related impacts on oil prices and inflation, potential additional changes to tariffs, possible further reductions in funding for the National Institutes of Health and other scientific agencies that provide grants to researchers who, in turn, purchase our products, among other potential risks. We cannot predict our future equity grant practices,

2026 Proxy Statement	33

the future price of our Shares or future hiring activity with any degree of certainty at this time, and the Share reserve under the amended 2020 Plan could last for a shorter or longer time, as future circumstances and business needs, such as changes in headcount that are higher or lower than expected, including of officers and other key employees to support growth of our businesses, or any merger and acquisition activity could affect our Share use. In addition, certain of our employee awards are based on value and any significant changes in our stock price as compared to the stock price we assumed for forecasting purposes could cause our actual Share usage to deviate significantly from our anticipated Share usage.
•Monitoring of Dilution, Burn Rate and Overhang. In determining the number of Shares to authorize for issuance under the 2020 Plan, the Compensation Committee considered the potential dilution to current stockholders, as measured by the burn rate and overhang, and projected future Share usage.
◦Burn rate measures our usage of Shares for our equity plans as a percentage of total outstanding Shares of our common stock. For fiscal years 2023, 2024 and 2025, our burn rates were 3.0%, 4.8%, and 6.8%, respectively, resulting in a three-year average burn rate of 4.9%. The rates were calculated by dividing the number of Shares subject to stock options granted, RSUs granted, and performance-based restricted stock units (“PSUs”) that vested (of which there were none during this time period), divided by the weighted average number of Shares outstanding during the year. These rates exclude, for purposes of the numerator, awards assumed by us in connection with an acquisition transaction during the applicable year.
◦As of March 31, 2026, our overhang is 21.0% when excluding the new increase in the Share reserve, and 26.2% when including the new requested increase in the Share reserve by 16,000,000 Shares (5.2% of new incremental dilution). For this purpose, we calculated overhang as (a) the sum of (i) 20,330,066 Shares subject to outstanding stock options granted under our equity plans, plus (ii) 19,226,481 Shares subject to outstanding RSUs granted under our equity plans, plus (iii) 25,660,679 Shares available for future issuance under our equity plans, plus (iv) 16,000,000 additional Shares requested divided by (b) 310,487,099, which is the total number of outstanding Shares of our common stock as of March 31, 2026. With respect to each of our 2020 Plan, 2010 Equity Incentive Plan (the “2010 Plan”), 2010 Director Plan, Omniome Equity Incentive Plan of Pacific Biosciences of California, Inc. (the “Omniome Plan”), and Inducement Plan, the following table shows, as of March 31, 2026, the number of Shares subject to outstanding options and RSUs granted under such plans, the weighted average exercise price of such options, and the weighted average remaining term of such options:

Equity Plan(1)	Number of Shares Subject to Outstanding Options (#)	Weighted Average Exercise Price of Outstanding Options ($)	Weighted Average Remaining Term of Outstanding Options (Years)	Number of Shares Subject to Outstanding Restricted Stock Units (#)
2020 Plan	17,230,231	3.62	8.35	18,507,842
2010 Plan(2)	1,166,377	4.14	1.33	—
2010 Director Plan(2)	395,000	5.01	1.43	—
Omniome Plan	6,426	4.80	4.23	683,489
Inducement Plan	1,532,032	23.01	6.24	35,150
All Equity Plans	20,330,066	5.14	7.65	19,226,481

2026 Proxy Statement	34

(1) The Company previously maintained a 2005 Stock Plan, which terminated and under which no new awards have been or will be granted since such termination. In addition, no awards remain outstanding under such plan.
(2)    The 2010 Plan and 2010 Director Plan terminated and no new awards have been or will be granted since such terminations.
Our Compensation Committee takes a thoughtful approach to managing dilution and burn rate usage, by considering industry peer usage and market competitiveness levels in approving equity grants throughout the Company as part of our broader human capital management strategy. In determining the number of Shares that would become available under our 2020 Plan, the Compensation Committee considered the resulting overhang as an additional metric to measure the cumulative effect of equity compensation.
•Monitoring Equity Use. The Compensation Committee is cognizant that the Company’s equity compensation programs have a dilutive effect on our stockholders, and continuously strives to balance this concern with our need to compete for talent using practices that are prevalent in the market, including equity grants. We will continue to monitor our equity use in future years in an attempt to ensure that our burn rate is within competitive market norms.
•Compensation Consultant Input. The Compensation Committee considered share modeling recommendations provided by its third-party compensation consultant, in addition to input from Alliance Advisors.
Reasons for Voting for the Proposal
The 2020 Plan has been designed consistent with best corporate governance practices.
•No “Evergreen” Provision; Stockholder Approval Is Required for Additional Shares. The 2020 Plan does not contain any annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance under it. Stockholder approval will be required for any further increases in the Shares issuable under the 2020 Plan.
•No Liberal Share Recycling. Shares used to pay the exercise price of an award granted under the 2020 Plan or to satisfy tax withholding obligations related to an award granted under the 2020 Plan will not become available for future grant under the 2020 Plan. In addition, upon the exercise of any stock appreciation right award granted under the 2020 Plan that is settled in Shares, the gross number of Shares exercised will cease to be available for issuance under the 2020 Plan.
•Repricing Prohibition. The 2020 Plan prohibits any program providing participants the opportunity to exchange awards granted under the 2020 Plan for awards of the same type, awards of a different type, and/or cash, have the exercise price of awards reduced, or transfer awards granted under the 2020 Plan to a financial institution or other person or entity selected by the administrator of the 2020 Plan.
•Non-Employee Director Limits. Under the 2020 Plan, in any fiscal year of ours, no non-employee member of our Board of Directors may be granted, for his or her services on our Board of Directors, equity awards with an aggregate grant date fair value and any other compensation (including any cash retainers or fees) that in the aggregate exceed $500,000, with such amount increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee member of our Board of Directors.
•No Dividends on Options and Stock Appreciation Rights Until Shares Are Issued and No Dividend Payments on Other Awards While Unvested. Under the 2020 Plan and except for adjustments due to certain corporate transactions specified in the 2020 Plan, no stock option or stock appreciation right will confer any rights to dividends or other stockholder rights with respect to its underlying Shares until such Shares are issued following exercise of the award, and any dividends payable on restricted stock or any dividends that the administrator may

2026 Proxy Statement	35

determine will be payable on any other awards granted under the 2020 Plan will be subject to the same vesting criteria, forfeitability and/or transferability restrictions as apply to the Shares subject to the awards on which such dividends would be paid.
•Clawback Policy. The 2020 Plan provides that awards granted under the 2020 Plan will be subject to our clawback policy as may be established and/or amended from time to time to comply with applicable laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act). The administrator of the 2020 Plan also may impose forfeiture, return or reimbursement of awards granted under the 2020 Plan as required by applicable laws as well as pursuant to such terms specified by the administrator in an award agreement. We maintain a clawback policy, as discussed further in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”
Summary of the 2020 Equity Incentive Plan
The following is a summary of the principal features of the 2020 Plan and its operation. This summary does not contain all of the terms and conditions of the 2020 Plan and is qualified in its entirety by reference to the 2020 Plan as set forth in Annex A to this Proxy Statement or accessed from the SEC’s website at www.sec.gov.
General. The purposes of the 2020 Plan are to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentives to employees and consultants of ours and any of our parent and subsidiaries, and members of our Board of Directors; and to promote the success of our business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, RSUs, performance shares and performance units (each, an “Award”).
Authorized Shares. Prior to the amendment of the 2020 Plan, and subject to adjustment upon certain changes in our capitalization as described in the 2020 Plan, as previously approved by our Board of Directors and its Compensation Committee on April 22, 2025 and our stockholders on June 4, 2025, the maximum aggregate number of Shares that was available for issuance under the 2020 Plan was equal to (i) 72,000,000 Shares, plus (ii) any Shares subject to stock options or similar awards granted under any of the 2010 Plan, 2010 Director Plan, or 2005 Stock Plan (collectively, the “Prior Plans”) that, on or after the effective date of the 2020 Plan, expire or otherwise terminate without having been exercised or issued in full and any Shares subject to awards granted under the Prior Plans that, on or after the effective date of the 2020 Plan, are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the 2020 Plan pursuant to the foregoing clause (ii) equal to 26,903,587 Shares. Our stockholders are being asked to approve an increase of 16,000,000 Shares for issuance under the 2020 Plan. If our stockholders approve this increase, the maximum number of Shares under clause (i) above that may be issued under the 2020 Plan will be increased to 88,000,000 Shares. Shares under the 2020 Plan may be our authorized but unissued, or reacquired common stock.

2026 Proxy Statement	36

If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (as described further below), or is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than options or stock appreciation rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the 2020 Plan (unless the 2020 Plan has terminated). With respect to stock appreciation rights that are settled in Shares, the gross number of Shares covered by the exercised portion of the Award will cease to be available under the 2020 Plan. Shares that actually have been issued under the 2020 Plan under any Award will not be returned to the 2020 Plan and will not become available for future distribution under the 2020 Plan; provided that if Shares under Awards of restricted stock, RSUs, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the 2020 Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the 2020 Plan. To the extent an Award under the 2020 Plan is paid out in cash rather than Shares, the cash payment will not result in reducing the number of Shares available for issuance under the 2020 Plan.
Adjustments to Shares Subject to the 2020 Plan. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of our Shares or other securities, or other change in our corporate structure affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the administrator of the 2020 Plan, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2020 Plan, will adjust the number and class of shares of stock that may be delivered under the 2020 Plan and/or the number, class, and price of shares of stock covered by each outstanding Award under the 2020 Plan, and the numerical share limits of the 2020 Plan.
Administration of the 2020 Plan. The 2020 Plan will be administered by the Board of Directors or a committee of individuals satisfying applicable laws appointed by the Board of Directors, including the Compensation Committee of the Board (the “administrator”). To the extent desirable to qualify transactions relating to Awards granted under the 2020 Plan to be exempt under Rule 16b-3 of the Exchange Act (“Rule 16b-3”), such contemplated transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Different committees with respect to different groups of service providers may administer the 2020 Plan.
Subject to the provisions of the 2020 Plan, the administrator has full authority to:
•determine the fair market value of a Share;
•select the service providers to whom Awards may be granted under the 2020 Plan;
•determine the number of Shares to be covered by each Award granted under the 2020 Plan;
•approve forms of award agreement for use under the 2020 Plan;
•determine the terms and conditions, not inconsistent with the terms of the 2020 Plan, of any Award granted under the 2020 Plan;
•prescribe, amend and rescind rules and regulations relating to the 2020 Plan, including rules and regulations relating to any sub-plans under the 2020 Plan;
•construe and interpret the terms of the 2020 Plan and Awards granted under the 2020 Plan;
•modify or amend each Award (subject to the provisions of the 2020 Plan);
•allow participants to satisfy tax withholding obligations in a manner prescribed in the 2020 Plan;
•authorize any person to execute on our behalf any instrument required to effect the grant of an Award previously granted by the administrator;

2026 Proxy Statement	37

•temporarily suspend the exercisability of an Award if the administrator deems such suspension to be necessary or appropriate for administrative purposes;
•allow a participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the participant under an Award; and
•make all other determinations deemed necessary or advisable for administering the 2020 Plan.
The administrator will not be permitted to implement any “exchange program,” under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards granted under the 2020 Plan to a financial institution or other person or entity selected by the administrator, and/or (iii) the exercise price of an outstanding Award is reduced.
The administrator may permit participants to satisfy tax withholding obligations relating to Awards granted under the 2020 Plan, which includes without limitation, paying cash; electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld (or such greater amount as the administrator may determine if it determines such amount would not have adverse accounting consequences); delivering to us already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld (or such greater amount as the administrator may determine if the administrator determines such delivery would not have adverse accounting consequences); selling a sufficient number of Shares otherwise deliverable to the participant through means that the administrator may determine equal to the amount required to be withheld; or any combination of these methods. The amount of withholding will include any amount the administrator approves for withholding at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the participant, or such greater amount if the administrator determines such amount would not have adverse accounting consequences.
The administrator’s decisions, determinations and interpretations with respect to the 2020 Plan will be final and binding on all participants and other Award holders and will be given the maximum deference permitted by applicable laws.
Dividends. With respect to any options and stock appreciation rights, until the Shares subject to the Award are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award. Further, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued under an option or stock appreciation right, except as provided in the 2020 Plan relating to certain adjustments in our capitalization or certain corporate transactions. During any applicable period of restriction, service providers holding Shares of restricted stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the administrator provides otherwise; provided, however, that any such dividends or distributions payable with respect to such Shares will be subject to the same restrictions on transferability and/or forfeitability as the Shares of restricted stock with respect to which they were paid. With respect to Awards of RSUs, performance units and performance shares, until the Shares are issued, no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award, unless determined otherwise by the administrator; provided, however, that any such dividends or distributions that the administrator determines will be payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares subject to such Award with respect to which they were paid. The number of Shares available for issuance under the 2020 Plan will not be reduced to reflect any dividends or other distributions that are reinvested into additional Shares or credited as additional Shares subject to or paid with respect to an Award.

2026 Proxy Statement	38

Eligibility. Awards may be granted to our employees and consultants, employees and consultants of any of our subsidiaries or parents (if any), and members of our Board of Directors. Incentive stock options, within the meaning of Section 422 of the Code, may be granted only to our employees or employees of any of our parent or subsidiaries. As of March 31, 2026, the individuals eligible to participate in the 2020 Plan consisted of approximately 487 employees (including 3 executive officers), 9 non-employee directors, and 9 consultants.
Non-Employee Director Award Limitations. No non-employee director may be granted, in any fiscal year of ours, Awards with an aggregate grant date fair value (determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) that in the aggregate exceed $500,000, provided that such amount is increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee director. Any Awards or other compensation provided to an individual for his or her service as an employee or consultant (other than a non-employee director) will not count for purposes of this limitation.
Stock Options. Each option granted under the 2020 Plan will be evidenced by a written or electronic agreement between us and the participant receiving the Award (an “award agreement”), specifying the exercise price, the number of Shares subject to the option, any exercise restrictions, and such other terms and conditions as the administrator determines, consistent with the requirements of the 2020 Plan. The exercise price per Share of each option may not be less than 100% of the fair market value of a Share on the option’s date of grant, except in limited circumstances specified in the 2020 Plan. Any incentive stock option granted to a person who at the time of grant owns Shares possessing more than 10% of the voting power of all classes of our Shares or of any parent or subsidiary of ours (a “Ten Percent Stockholder”) must have an exercise price per Share equal to at least 110% of the fair market value of a Share on the date of grant. Generally, the fair market value of a Share is its closing sales price as quoted on The Nasdaq Global Select Market on the day of determination. On March 31, 2026, the closing price of a Share on The Nasdaq Global Select Market was $1.32 per Share.
The 2020 Plan provides that the option exercise price may be paid, as determined by the administrator and subject to the terms of the 2020 Plan, in cash (or cash equivalents), check, promissory note (to the extent permitted by applicable laws), other Shares of ours having a fair market value equal to the aggregate exercise price of the exercised Shares, consideration received under a broker-assisted or other cashless exercise program (whether through a broker or otherwise) that we implement in connection with the 2020 Plan, net exercise, such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws, or by any combination of these methods. The maximum term of an option will be specified in the award agreement, provided that the term of an incentive stock option will be no more than 10 years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding 5 years.
The administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercisability following termination of service applicable to each option. In the absence of such a determination by the administrator, the participant generally will be able to exercise his or her option (to the extent vested) for (i) three months following cessation of his or her status as a service provider for reasons other than death or disability, and (ii) 12 months following cessation of his or her service provider status due to disability or following his or her death while holding the option.
Stock Appreciation Rights. A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our Shares between the date of grant of the Award and the date of its exercise. Each stock appreciation right granted under the 2020 Plan will be evidenced by an award agreement specifying the exercise price, the term of the stock appreciation right, the conditions of exercise, and the other terms and conditions of the Award, consistent with the requirements of the 2020 Plan. At the administrator’s discretion, the payment upon exercise of stock appreciation rights may be in cash, our Shares of equivalent value, or a combination of both. The exercise price per Share of each stock appreciation right may not be less than the fair market value of a Share of our stock on the date of grant, except in limited circumstances specified in the 2020 Plan.

2026 Proxy Statement	39

Upon exercise of a stock appreciation right, the holder of the Award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price by (ii) the number of exercised Shares. Awards of stock appreciation rights will expire upon the date as determined by the administrator, in its sole discretion, and set forth in the applicable award agreement. The terms and conditions relating to the period of exercisability following termination of service with respect to options described above also apply to stock appreciation rights.
Restricted Stock Awards. Restricted stock Awards are grants of Shares that may be subject to various restrictions, which may include restrictions on transferability and forfeiture provisions. Each restricted stock Award granted will be evidenced by an award agreement specifying any period during which the transfer of the restricted stock is subject to restriction, the number of Shares subject to the Award, and the other terms and conditions of the Award determined by the administrator, consistent with the requirements of the 2020 Plan.
Unless otherwise provided by the administrator, a participant will forfeit any Shares of restricted stock as to which the restrictions have not lapsed as of such date as is specified in the award agreement. Unless otherwise provided by the administrator, participants holding restricted stock will have full voting rights with respect to the Shares subject to the Award. The administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
Restricted Stock Units. An award of RSUs is a bookkeeping entry representing an amount equal to the fair market value of the underlying Shares. Each restricted stock unit Award granted under the 2020 Plan will be evidenced by an award agreement specifying the number of Shares subject to the Award and other terms and conditions of the Award, consistent with the requirements of the 2020 Plan. RSUs will result in a payment to a participant if the vesting criteria the administrator may establish are satisfied or the Awards otherwise vest. Earned RSUs will be settled, in the sole discretion of the administrator, only in the form of cash, Shares, or in a combination of both. The administrator may establish vesting criteria in its discretion, which may be based on achievement of Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator. After the grant of a restricted stock unit Award, the administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout. A participant will forfeit any unearned RSUs as of the date set forth in the applicable award agreement.
Performance Units and Performance Shares. Performance units and performance shares also may be granted under the 2020 Plan. Each Award of performance units or performance shares granted under the 2020 Plan will be evidenced by an award agreement specifying any performance period and other terms and conditions of the Award, consistent with the requirements of the 2020 Plan. Performance units and performance shares will result in a payment to a participant if any performance goals or other vesting criteria the administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the administrator, in the form of cash, Shares, or in a combination of both.
The administrator may establish performance objectives in its discretion, which may be based on Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares. Performance units will have an initial value established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the Award’s grant date. A participant will forfeit any performance shares or units that are unearned as of the date set forth in the award agreement.
Transferability of Awards. Awards under the 2020 Plan generally are not transferable other than by will or by the laws of descent and distribution, and may be exercised during a participant’s lifetime only by the participant, unless the administrator determines otherwise.

2026 Proxy Statement	40

Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to consummation of such proposed action to the extent the Award previously has not been exercised.
Merger or Change in Control. The 2020 Plan provides that, in the event of our merger with or into another corporation or other entity or our “change in control” (as defined in the 2020 Plan), the administrator will have authority to determine the treatment of outstanding Awards (without participants’ consent), including, without limitation, that:
•Awards will be assumed or substantially equivalent Awards will be substituted by the acquiring or succeeding corporation or its affiliate (with appropriate adjustment as to the number and kind of shares and prices);
•Awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;
•outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such transaction and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;
•an Award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the Award or realization of the participant’s rights as of the date of the transaction;
•an Award will be replaced with other rights or property selected by the administrator in its sole discretion; or
•any combination of the above.
If the successor corporation does not assume or substitute outstanding Awards (or portions thereof), then with respect to those Awards (or portions thereof) not assumed or substituted, options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock, RSUs, performance shares and performance units will lapse, and, with respect to such Awards with performance-based vesting (or portions thereof) not assumed or substituted, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any of our parent or subsidiaries, as applicable. The administrator will not be required to treat all Awards, all Awards held by a participant, all Awards of the same type, or all portions of Awards similarly in the transaction. In addition, if an option or stock appreciation right (or portion thereof) is not assumed or substituted for in the event of our merger or change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right (or its applicable portion) will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right (or its applicable portion) will terminate upon the expiration of such period.
Additionally, the 2020 Plan provides that with respect to Awards granted to a non-employee director that are assumed or substituted for, if on the date of or following such assumption or substitution the non-employee director’s status as a director of the Company or the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant (unless such resignation is at the request of the acquirer), then as of such date of termination, such non-employee director’s Awards will be treated as described in the immediately preceding paragraph with respect to vesting acceleration (for clarity, as though the Awards were not assumed or substituted).

2026 Proxy Statement	41

For purposes of the 2020 Plan, our “change in control” is defined in the 2020 Plan and generally includes, with certain exceptions as described in the 2020 Plan, a change in our ownership that occurs upon acquisition by a person, or persons acting as a group, of Shares resulting in such person(s) having more than 50% of the total voting power of our stock, or a change in our effective control due to a majority of the members of our Board of Directors being replaced during a 12-month period by members of our Board of Directors whose appointments or elections are not endorsed by the majority of the members of our Board of Directors before the date of appointment or election, or a change in ownership of a substantial portion of our assets that occurs when a person or persons acting as a group acquires or has acquired within 12 months our assets having a total gross fair market value equal to at least 50% of the total gross fair market value of all of our assets.
Termination or Amendment. The 2020 Plan became effective on August 4, 2020, the date on which the Company's stockholders approved the 2020 Plan. The administrator may amend, alter, suspend, or terminate the 2020 Plan at any time, provided that we will obtain stockholder approval of any amendment to the 2020 Plan to the extent necessary and desirable to comply with applicable laws. The 2020 Plan will terminate automatically 10 years from the effective date of the 2020 Plan, unless terminated earlier in accordance with the terms of the 2020 Plan. No amendment, alteration, suspension or termination of the 2020 Plan may materially impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.
Forfeiture of Awards. The 2020 Plan permits the administrator to specify in an award agreement that the participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the award. The 2020 Plan also provides that Awards will be subject to our clawback policy as may be established and/or amended from time to time to comply with applicable laws (the “Clawback Policy”). In October 2023, the Company adopted the Compensation Recovery Policy in accordance with the requirements of the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010, which was filed with our Form 10‑K filed on February 28, 2024, and is discussed further in the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” The administrator may require a participant to forfeit, return or reimburse us all or a portion of the Award and any amounts paid under the 2020 Plan pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with applicable laws.
New Plan Benefits. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive Awards under the 2020 Plan, including that non-employee directors are eligible to receive certain automatic awards as specified in the Director Compensation Policy, as discussed above in the section titled “Director Compensation.” As of the date of the Annual Meeting and pursuant to our Director Compensation Policy, each individual who is a non-employee director as of the date of the Annual Meeting automatically will be granted an Award of stock options under the 2020 Plan with an aggregate Value (as defined below) as of the date that is the last trading day before the Annual Meeting date of $240,000 (the “Annual Award”), provided that in no event will the aggregate number of Shares subject to the Annual Award granted to a non-employee director exceed 223,500 Shares. Each Annual Award shall be prorated based on the number of months of continuous service such director provided during the twelve- (12) month period immediately preceding such Annual Meeting date (with any partial month of service provided rounded up to a whole month) to the extent such individual’s service as a member of the Board of Directors commenced after the date of the Company’s immediately preceding annual meeting of stockholders. For purposes of the Director Compensation Policy, “Value” means, with respect to an Award the volume-weighted average price of our common stock on the principal trading market for the thirty (30) consecutive trading days ending on the applicable date, as reported by Bloomberg L.P. (or such other source as determined by the Board in good faith), or such other methodology the Board or Compensation Committee may determine prior to the grant of the Award becoming effective, including utilizing a Black-Scholes factor in determining the aggregate number of Shares subject to such Award. The grant date fair value and the number of Shares of our common stock that will be subject to this Annual Award will not be known until its date of grant. If our stockholders do not

2026 Proxy Statement	42

approve at the Annual Meeting the amendment to the 2020 Plan to increase the Shares issuable under the 2020 Plan, then the 2020 Plan will continue under its current terms, without such amendment, until its automatic termination in August 2030.

Name of Director	Grant Date Fair Value of Stock Options ($)(1)	Number of Shares Subject to Stock Options (#)(1)
William Ericson	ND	ND
Chris Gibson, Ph.D.(2)	ND	ND
Randy Livingston	ND	ND
John F. Milligan, Ph.D.	ND	ND
Marshall Mohr	ND	ND
Kathy Ordoñez	ND	ND
Christopher M. Smith	ND	ND
Hannah A. Valantine, M.D.	ND	ND
All current non-employee directors, as a group (8 people)(2)	ND	ND

(1)Abbreviation: ND, not yet determinable. As described above, the number of Shares will be calculated based on the Value of the award and subject to any aggregate Share limitation for each non-employee director. Pursuant to our Director Compensation Policy, the total number of Shares subject to the stock options underlying the Annual Award granted to a non-employee director as of the date of the annual meeting of stockholders may not exceed 223,500 Shares.
(2)Dr. Gibson will receive a prorated Annual Award based upon his appointment to our Board of Directors in March 2026. This does not include Dr. Shapiro, whose term will expire at the Annual Meeting, and she will not be nominated to stand for re-election.
Number of Awards Granted to Employees and Directors. The Awards that an employee, director or consultant may receive under the 2020 Plan cannot be determined in advance because the granting of such Awards is subject to the discretion of the administrator (other than the awards for our non-employee directors described above, which are automatically granted). The following table sets forth the grant date fair value and number of Shares of our stock subject (at grant) to awards granted under the 2020 Plan, the Inducement Plan and the Omniome Plan during our fiscal year 2025, with respect to options and RSUs to the individuals and groups set forth in the table below.

Name of Individual and Positions, or Group	Grant Date Fair Value of Stock Options ($)	Number of Shares Subject to Stock Options (#)	Aggregate Grant Date Fair Value of Restricted Stock Units ($)	Number of Shares Subject to Restricted Stock Units (#)
Christian O. Henry, President and Chief Executive Officer	1,696,278	1,841,621	1,151,013	920,810
Jim R. Gibson, Chief Financial Officer	1,738,198	2,000,000	1,180,000	1,000,000
Mark Van Oene, Chief Operating Officer	827,453	898,352	561,470	449,176
All current executive officers, as a group (3 people)(1).	4,261,929	4,739,973	2,892,483	2,369,986
All current directors, who are not executive officers, as a group (9 people)(1)	458,213	560,401	86,558	54,099
All employees, including all current officers who are not executive officers, as a group(2)	2,752,546	2,989,286	12,082,816	9,572,922

(1) Awards were all granted under the 2020 Plan and the Inducement Plan.

2026 Proxy Statement	43

(2) Includes grants awarded under the 2020 Plan covering an aggregate of 11,552,208 Shares; grants awarded under the Inducement Plan covering an aggregate of 700,000 Shares; and grants awarded under the Omniome Plan covering an aggregate of 310,000 Shares.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2020 Plan. The summary is based on existing U.S. federal income tax laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options. Generally, no taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant’s alternative minimum tax (unless the acquired shares are sold or otherwise disposed of in the same year). If the participant exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, the participant generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date generally is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.
Nonstatutory Stock Options. Generally, no taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of an underlying share on the date of grant is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the excess, if any, of the fair market value (on the exercise date) of the exercised shares over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with the exercise of a nonstatutory stock option by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant.
Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right with a per share exercise price equal to at least the fair market value of an underlying share on the date of grant is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares generally would be capital gain or loss to the participant.

2026 Proxy Statement	44

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. Generally, a participant will not have taxable income at the time an award of restricted stock, RSUs, performance units or performance shares, are granted. Instead, the participant generally will recognize ordinary income in the first taxable year in which the participant’s interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. However, the recipient of a restricted stock award may elect to recognize income, at the time the recipient receives the award, in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.
Medicare Surtax. A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2020 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
Section 409A. Section 409A of the Code provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2020 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are key employees, subject to certain exceptions, Section 409A requires that distributions in connection with the individual’s separation from service commence no earlier than six months after such separation from service.
If an award granted under the 2020 Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, such as California, have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on nonqualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts. In no event will we or any of our parent or subsidiaries have any obligation under the terms of the 2020 Plan to reimburse, indemnify, or hold harmless a participant for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2020 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.
Required Vote
Approval of the amendment to our 2020 Plan requires the affirmative “FOR” vote of a majority of the voting power of the Shares present remotely or represented by proxy at the 2026 Annual Meeting and entitled to vote on the subject matter. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

2026 Proxy Statement	45

Vote Recommendation
We believe strongly that the approval of the amendment to the 2020 Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options, RSUs and other awards provided under the 2020 Plan, are vital to our ability to attract, retain and motivate outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above, stockholders are being asked to approve the amendment to the 2020 Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO AMEND THE 2020 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 16,000,000 SHARES.

2026 Proxy Statement	46

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock and any member of the immediate family of any of the foregoing persons, are not permitted to enter into a related party transaction with us, where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, without the prior consent of our Audit Committee, subject to the pre-approval exceptions described below. If advance approval is not feasible then the related party transaction will be considered at the Audit Committee’s next regularly scheduled meeting. In approving or rejecting any such proposal, our Audit Committee considers the facts and circumstances available and deemed relevant by our Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee has reviewed certain types of related party transactions that it has deemed pre-approved even if the aggregate amount involved will exceed $120,000, including employment of executive officers, director compensation, certain transactions with other organizations involving the purchase or sale of products or services in the ordinary course of business, transactions where all stockholders receive proportional benefits, transactions involving competitive bids, regulated transactions and certain banking-related services.
Related Party Transactions
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed above, during 2025, we were party to the following transactions in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a material interest.
Stanford University. Randy Livingston was the Vice President for Business Affairs of Stanford University through December 2025 and Chief Financial Officer of Stanford University through September 2025. Lucy Shapiro, Ph.D. is the Director of the Beckman Center for Molecular and Genetic Medicine at Stanford University’s School of Medicine. Hannah A. Valantine, M.D. is a Professor of Medicine (Cardiovascular) at the Stanford University Medical Center. For the years ended December 31, 2025 and 2024, we recognized revenue relating to Stanford University with a total value of approximately $232,000 and $346,000, respectively. As of December 31, 2025 and 2024, approximately $18,000 and $52,000, respectively, out of our accounts receivable balance of $35,448,000 and $27,524,000, respectively, was related to Stanford University.
Other Transactions. We have granted stock options and RSUs to our executive officers and certain of our directors. See the sections titled “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End” and “Board of Directors and Committees of the Board — Director Compensation” for a description of these stock options and RSUs. In the ordinary course of business, we enter into offer letters and employment agreements and change in control and severance agreements with our executive officers. We have also entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

2026 Proxy Statement	47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of April 6, 2026, except as otherwise noted, with respect to the beneficial ownership of our common stock by (i) each person or group the Company believes beneficially holds more than 5% of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director and nominee for director; (iii) each NEO listed in the table entitled “Summary Compensation Table” under the section entitled “Executive Compensation”; and (iv) all current directors, director nominees, and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The percentage of beneficial ownership shown in the table is based on 310,487,099 shares of our common stock issued and outstanding as of April 6, 2026.

Name and address of beneficial owner (1)	Number of Shares Beneficially Owned(2)	Right to Acquire Shares(3)	Total Beneficial Ownership	Percent of Class
5% Stockholders:
ARK Investment Management LLC(4)	37,264,228	—	37,264,228	12.0%
BlackRock, Inc.(5)	22,865,948	—	22,865,948	7.4%
SB Northstar LP(6)	20,451,570	—	20,451,570	6.6%
Named executive officers, directors, and director nominees:
Christian O. Henry	1,249,042	3,593,280	4,842,322	1.6%
William Ericson	41,616	320,353	361,969	*
Chris Gibson, Ph.D.	—	—	—	*
Randy Livingston	22,821	320,353	343,174	*
John F. Milligan, Ph.D.	132,821	305,353	438,174	*
Marshall Mohr	132,821	320,353	453,174	*
Kathy Ordoñez	403,037	245,353	648,390	*
Lucy Shapiro, Ph.D.(7)	22,821	320,353	343,174	*
Christopher M. Smith	18,033	64,900	82,933	*
Hannah A. Valantine, M.D.	22,821	214,961	237,782	*
Jim R. Gibson	161,815	639,001	800,816	*
Mark Van Oene	962,883	1,828,003	2,790,886	*
All current directors and executive officers as a group (12 people)	3,170,531	8,172,263	11,342,794	3.7%

* Represents beneficial ownership of less than 1%
(1)Unless otherwise indicated, all persons named as beneficial owners have sole voting power and sole investment power with respect to the shares indicated as beneficially owned and the address of each beneficial owner listed on the table is c/o Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, California 94025.
(2)Excludes shares that may be acquired through the exercise of outstanding stock options or the vesting of RSUs.

2026 Proxy Statement	48

(3)Represents shares issuable upon exercise of options exercisable within 60 days after April 6, 2026 and RSUs that vest within 60 days after April 6, 2026; however, unless otherwise indicated, these shares do not include any options and RSUs awarded after April 6, 2026.
(4)Based on information taken from Schedule 13G/A filed on February 3, 2026 reporting on ownership as of December 31, 2025 by ARK Investment Management LLC, which has sole voting power as to 34,971,286 of these shares, shared voting power as to 620,864 of these shares and sole dispositive power as to 37,264,228 of these shares. The address of this entity is 200 Central Avenue, St. Petersburg, FL 33701.
(5)Based on information taken from Schedule 13G/A filed on April 17, 2025 reporting on ownership as of March 31, 2025 by BlackRock, Inc., which has sole voting power as to 22,378,404 of these shares and sole dispositive power as to 22,865,948 of these shares. The address of this entity is 50 Hudson Yards, New York, NY 10001.
(6)Based on information taken from Schedule 13G filed on November 26, 2024 reporting on ownership as of November 21, 2024 by SB Northstar LP, Silver Brick Management PTE. LTD. (“Silver Brick”) and SoftBank GroupCorp. (“SoftBank”). The foregoing entities have shared voting power and shared dispositive power over the shares. The shares are held by SB Northstar LP, which has shared voting power and shared dispositive power over the shares. SoftBank is the parent company of Silver Brick, which has been appointed as investment manager of SB Northstar LP and is responsible for making voting and investment decisions with respect to SB Northstar LP’s investments. As a result of these relationships, each of SoftBank and Silver Brick may be deemed to share beneficial ownership of the securities held of record by SB Northstar LP. The business address of SB Northstar LP is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman, KY1‑9008. The business address of Silver Brick is 138 Market Street #27-01A Capitagreen, Singapore 048926. The business address of SoftBank is 1-7-1, Kaigan, Minato-ku Tokyo 105-7537 Japan. See also Note 5. “Convertible Senior Notes” to the consolidated financial statements included in our Annual Report.
(7)Effective at the Annual Meeting, Dr. Shapiro’s term of office as a Class I director expires at the Annual Meeting, and she will not be nominated to stand for re-election.

2026 Proxy Statement	49

EXECUTIVE OFFICERS
Biographical data for each of our current executive officers, including their ages, as of April 6, 2026, is set forth below. We have not included biographical data for our former Chief Financial Officer or our former Chief Commercial Officer.

Christian O. Henry, see Mr. Henry’s biographical information under the heading “Board of Directors and Committees of the Board” above.

Jim R. Gibson, age 57, joined us in March 2025 as our Chief Financial Officer. Mr. Gibson previously served as Chief Financial Officer of Sequoia Benefits and Insurance Services, LLC, a strategic compensation and benefits solutions provider, since 2023. From 2021 to 2022, Mr. Gibson served as Chief Financial Officer of Willow Innovations, Inc., a leading female technology company that develops an in-bra wearable breast pump and accessories, and from 2019 to 2021, he was the Vice President of Finance Transformation at GoDaddy, Inc, a global leader serving a large market of entrepreneurs, developing and delivering easy-to-use solutions as a one-stop shop provider, alongside personalized guidance. Mr. Gibson holds a B.A. in Business Economics with Honors from the University of California, Santa Barbara, and is a licensed CPA in California (inactive).

Mark Van Oene, age 53, joined us in January 2021 as our Chief Operating Officer. Mr. Van Oene previously served as Senior Vice President and Chief Commercial Officer of Illumina, a provider of DNA sequencing systems, since 2017. After joining Illumina in 2006, Mr. Van Oene held various positions, including Senior Vice President and General Manager, Americas Commercial Operations, and Vice President, Global Sales. Mr. Van Oene currently serves as a member of the board of directors of Dante Labs Inc., a global leader in genomics and precision medicine. Mr. Van Oene holds a B.S. in biochemistry from Western University.

2026 Proxy Statement	50

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of compensation arrangements of our NEOs should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this discussion.
For the year ended December 31, 2025, our NEOs were:

Name	Position
Christian O. Henry(1)	President and Chief Executive Officer
Jim R. Gibson(2)	Chief Financial Officer
Mark Van Oene	Chief Operating Officer

(1)Mr. Henry served as interim Chief Financial Officer from December 6, 2024 through March 30, 2025.
(2)Mr. Gibson was appointed as Chief Financial Officer effective March 31, 2025.
Executive Summary
We are a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions that enable scientists and clinical researchers to improve their understanding of the genome and ultimately, resolve genetically complex problems. Our products and technology, which include our HiFi long-read sequencing technology, address a broad set of applications including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. Our focus is on creating some of the world’s most advanced sequencing systems to provide our customers with the most complete and accurate view of genomes, transcriptomes, and epigenomes. Our customers include academic and governmental research institutions, commercial testing and service laboratories, genome centers, public health labs, hospitals and clinical research institutes, CROs, pharmaceutical companies, and agricultural companies.
Business Highlights
We have outlined below a few recent financial and operational highlights over the past year:
•Recorded revenue of $160.0 million in 2025.
•Completed sale of short-read sequencing assets for net cash proceeds of approximately $48.1 million, strengthening the balance sheet and extending cash runway.
•Shipped orders for 61 Revio systems in 2025.
•Shipped orders for 140 Vega systems in 2025.
•Instrument revenue of $53.8 million in 2025.
•Consumables revenue of $82.0 million in 2025.
•Service and other revenue of $24.2 million in 2025.
2025 Say-on-Pay Vote and Stockholder Engagement

2026 Proxy Statement	51

Our stockholders hold a non-binding, advisory vote each year to approve the compensation of our NEOs, commonly referred to as a “Say-on-Pay” vote at the Company's Annual Meeting of Stockholders. Last June, the Say-on-Pay proposal regarding the compensation of our NEOs received support of approximately 60% of the stockholder votes cast at our 2025 Annual Meeting of Stockholders. The Compensation Committee considers the outcome of these voting decisions and feedback received from stockholders when considering compensation decisions. We value the input and opinions of our stockholders and have regularly scheduled meetings with them throughout the year; however, after our June 2025 Annual Meeting of Stockholders, our Compensation Committee, Corporate Governance and Nominating Committee, and Board of Directors reviewed the results of the Say-on-Pay vote and interpreted them as a signal that certain stockholders had concerns regarding our executive compensation program, or certain aspects of the program, and recognized the need for enhanced engagement efforts with our stockholders to better understand their perspective. Members of management and independent members of the Board of Directors and the Compensation Committee sought specific feedback from our stockholders regarding our executive compensation programs. The purpose of these meetings was to seek feedback on our executive compensation programs and related disclosure.

Many of these shareholder engagements were led by the Chairman of our Compensation Committee and included certain members of our management team, including our Chief Financial Officer, General Counsel and Chief Accounting Officer.

Who We Contacted Subsequent to our 2025 Annual Meeting of Stockholders, we reached out to shareholders representing approximately 50% of our outstanding shares.	Who We Met With We engaged with holders representing approximately 28% of our outstanding shares.
In general, the feedback we received from stockholders and other stakeholders on the design of our executive compensation program was supportive, consistent with the previously high level of support for our Say-on-Pay vote in prior years, including of more than 95% and 92% in 2024 and 2023, respectively. The insights from these discussions helped inform our compensatory programs to reflect operational and financial goals that align with the interests of our stockholders.

What We Heard from Stockholders	How We Have Responded

Avoid amending cash incentive plan goals absent a compelling rationale due to changing business circumstances	We did not amend our cash incentive plan for 2025 and have no current plans to do so going forward
Provide more detailed disclosure regarding compensation practices and incentive metrics	We have included enhanced disclosure of our cash incentive plan in this Proxy Statement, so stockholders have a clearer view on the rigor of the program
Our stockholders asked questions about our long-term incentive compensation plans and whether we considered implementing other elements	We highlighted our decision to reintroduce stock options, which we view as inherently performance-based and are common in our industry, into our executive officer equity program for 2025
Stockholders would like us to maintain rigorous goals tied to Company performance	We have continued to utilize rigorous goals in our incentive plans
Our Compensation Committee will monitor and continually evaluate our compensation program going forward in light of our stockholders’ views and our business needs and expects to continue to

2026 Proxy Statement	52

consider the outcome of our Say-on-Pay votes and our stockholders’ views when making future compensation decisions for our NEOs.
Highlights of our Executive Compensation Practices
Our executive compensation program is structured to compensate our NEOs in a manner consistent with stockholder interests as well as with competitive and appropriate pay practices for our industry and our competitive environment. It is designed to reward achievement of specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders. To achieve this, the Compensation Committee uses the following primary elements of compensation:

Element	Performance Period	Objective

Base Salary	Annual	•Recognizes an individual’s contribution and performance •Rewards for the experience, education and criticality to the business •Serves as an important retention vehicle
Short-Term Cash Incentives	Annual
•Rewards achievement of financial and non-financial goals directly tied to the strategic priorities
•In 2025, the cash incentive goals included financial measures, advancement of the research and development portfolio and capabilities, commercial and customer success and other operational goals

Equity Awards (Stock Options and RSUs)	Long-term
•Supports the achievement of strong stock price growth
•Aligns the interests of executives and stockholders over time
•Serves as an important retention and motivation tool with awards vesting over time tied to continued service
•In 2025, time-based options with a ten-year term and time-based RSUs, each vesting over two years, subject to continued service, comprised our annual equity awards.
•In 2025, time-based options with a ten-year term and time-based RSUs, each vesting over four years, subject to continued service, comprised our new hire equity awards.

2026 Proxy Statement	53

Governance of Our Compensation Program
Our Compensation Committee regularly reviews best practices in executive compensation and is committed to maintaining strong governance standards and stockholder-friendly practices. Our key compensation practices include:

	What We Do		What We Avoid
✓	Pay for performance philosophy and culture	X	Excise tax gross-ups
✓	Majority of pay is variable and linked to corporate and individual performance	X	Significant perquisites
✓	Compensation recoupment (“clawback”) policy	X	Guaranteed salary increases
✓	Engage an independent compensation consultant	X	Contracts that guarantee employment
✓	Responsible use of shares in our long-term incentive program	X	Margin accounts, hedging, pledging, derivatives or short sale transactions in our stock
✓	Annually assesses compensation risk	X	Repricing stock options without stockholder approval
✓	Annual Say-on-Pay
Compensation Philosophy and Objectives
Our executive compensation program is overseen and administered by the Compensation Committee, of which each member is an independent member of our Board of Directors as defined in the listing rules.
The guiding principle in the development of our compensation strategy is to create and promote a pay-for-performance culture, where contributions to enhancing stockholder value have the potential to be matched with appropriate financial rewards. The objectives of our compensation program are to:
•attract highly skilled employees;
•motivate successful execution of our corporate objectives;
•ensure that, consistent with our pay for performance objectives, broad-based compensation programs are aligned with Company objectives that when achieved will promote an increase in the value of the Company for our stockholders; and
•ensure retention of key staff.
Our executive compensation program consists primarily of salary, incentive cash and equity compensation, the latter of which, due to a limited number of shares available under the 2020 Plan, and in order to deliver predictable value to the Company’s employees, consisted of stock options and RSUs in 2025. Likewise, we maintain compensation programs that cover employees to align with the variable cash and equity pay component already provided to executive-level employees. We typically make new equity award grants annually and consider adjustments to the components of our executive compensation program in connection with our yearly compensation review, which typically occurs during the first quarter of the year. These determinations are based in part upon market analysis performed by the independent compensation consultant retained by our Compensation Committee as well as by the Company’s business priorities and in consideration of the Company’s resources.

2026 Proxy Statement	54

Process for Setting Executive Compensation
Role of Compensation Committee and Board
The Compensation Committee has the authority to review and approve the compensation of all our executive officers, other than our Chief Executive Officer, whose compensation is recommended by the Compensation Committee and approved by our Board of Directors. From time to time, the Compensation Committee, in its discretion, may also recommend for approval by the Board of Directors any elements of compensation of other executive officers, to the extent that the Compensation Committee deems appropriate or advisable. The Compensation Committee does not have a formula for setting pay and considers a number of factors including experience, role criticality, individual job performance, external market data, internal comparisons, and the future contributions of the executive when setting the level and structure of pay. The Compensation Committee may form and delegate authority to subcommittees when appropriate.
Role of Compensation Consultant
For fiscal year 2025, our Compensation Committee continued the engagement of Aon’s Human Capital Solutions practice, a division of Aon Plc (“Aon”), as its compensation consultant to advise the Compensation Committee in matters related to executive compensation and broader employee compensation programs, including the prevailing market compensation environment and compensation trends. The Compensation Committee provided Aon with instructions regarding the goals of our executive compensation program and the parameters of the competitive review of executive officer compensation packages that it was to conduct. In particular, the Compensation Committee instructed Aon to analyze whether the compensation packages of our executive officers were consistent with our compensation philosophy and competitive relative to market. The Compensation Committee further instructed Aon to evaluate the following components to assist the Compensation Committee in establishing fiscal year 2025 compensation: base salary; target annual incentive compensation; target total cash compensation (base salary and annual incentive compensation); long-term incentive compensation (equity awards); and target total direct compensation (base salary, annual incentive compensation and long-term incentive compensation).
Aon reports directly to the Compensation Committee and the Compensation Committee maintains sole authority to direct Aon’s work. Aon provides general observations regarding our executive and broader employee compensation programs. The Compensation Committee meets with Aon in executive session, without management, to address various compensation matters.
The Compensation Committee conducted a specific review of its relationship with Aon in 2025. In 2026, the Compensation Committee determined that Aon’s work for the Compensation Committee did not raise any conflicts of interest and that Aon is independent. Aon’s work has conformed to the independence factors and guidance provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Nasdaq and the SEC.
Use of Market Data and Peer Group Analysis
In making compensation decisions for our executive officers, including determining the various key elements of compensation for our NEOs, our Compensation Committee develops and approves a peer group from which to derive certain relevant market data to assist it in the review of the Company’s executive compensation. The Compensation Committee believes that the use of a peer group enables it to be better informed about compensation practices and thereby allows the Company to provide compensation that more effectively helps achieve its recruiting, retention and incentive objectives in a highly competitive market for talent. The Compensation Committee generally evaluates our peer group every two years.
In October 2023, the Compensation Committee engaged Aon to assist in developing the peer group to be referenced for 2024 and 2025 executive compensation decisions (the “Peer Group”).
In determining the Peer Group, upon consultation with Aon and a review of market and peer practices, the Compensation Committee set the following criteria for consideration:

2026 Proxy Statement	55

•Industry — primary emphasis on publicly-traded, US-based sequencing and diagnostic companies
•Revenues — a range of approximately $100 million to $860 million
•Market Capitalization — a range of approximately $900 million to $9 billion
Using these criteria, the Compensation Committee approved the following 15 companies as our Peer Group:

10x Genomics, Inc.	Cytek Biosciences, Inc.	NeoGenomics, Inc.
AbCellera Biologics Inc.	Fulgent Genetics, Inc.	Quanterix Corporation
Adaptive Biotechnologies Corporation	Ginkgo Bioworks, Inc.	Repligen Corporation
Azenta, Inc.	Guardant Health, Inc.	Twist Bioscience Corporation
Castle Biosciences, Inc.	Myriad Genetics, Inc.	Veracyte, Inc.
In assisting it in setting (or recommending to our Board of Directors) the compensation for our NEOs, the Compensation Committee reviews market data using relevant published survey data as well as compensation data from the proxy statements of our Peer Group for base salary, target bonus opportunity, equity compensation, target total cash (consisting of base salary and target bonus opportunity), and target total direct compensation (consisting of target total cash and equity compensation).
The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
In October 2025, following consultation with Aon, the Compensation Committee determined the peer group to be used for 2026 executive compensation decisions, the details of which will be disclosed in next year’s proxy statement.
Role of Executive Officers in Compensation Decisions
Our Compensation Committee seeks and considers input from our Chief Executive Officer regarding our executive officers’ responsibilities, performance and compensation (other than his own). Our Compensation Committee considers our Chief Executive Officer’s recommendations as well as any other relevant factors (for example, market data, Company performance, internal equity, and the executive’s experience, tenure, skills, and historical and future expected contributions), and approves the specific compensation for all such executive officers. Our Compensation Committee discusses with the Chief Executive Officer the core operational and financial metrics to drive the business forward, and how various forms of variable and incentive compensation can be applied at the executive level to achieve our goals, but the Compensation Committee, or the Board of Directors with respect to the Chief Executive Officer, makes the final decision regarding forms of compensation and metrics to be utilized. Our Compensation Committee meets in executive session, without our Chief Executive Officer, when discussing or making recommendations regarding his compensation.

2026 Proxy Statement	56

Components of Our Executive Compensation Program
Compensation of Our Named Executive Officers
The components of our executive compensation program consist primarily of base salary, incentive cash bonuses, equity awards and broad-based benefits programs. These are the same programs that are used across the Company for alignment within our culture and to reflect industry practices. We combine short-term compensation components, namely base salaries and variable annual cash incentives, with long-term equity incentive compensation components to provide an overall compensation structure that is designed to financially reward executives for creating additional value for our stockholders, to attract, retain and motivate key executives and to provide incentive for the achievement of short-term and long-term corporate objectives. The Compensation Committee and the Board of Directors believe these elements are appropriate components of executive compensation and are consistent with those provided by companies in the technology and life sciences industries.
Base Salary
Base salaries are provided to our NEOs to recognize each such executive’s day-to-day contributions and in order to maintain an executive compensation program that is competitive and reflects appropriate market practices. The Compensation Committee determined base salaries for each of our NEOs based on:
•the executive’s role and responsibilities;
•a review of any applicable market data;
•individual job performance; and
•internal pay comparisons across the executive team.
In early 2025, the Compensation Committee reviewed the base salaries of each of our NEOs based on the Peer Group data prepared by Aon and determined (or in the case of our Chief Executive Officer, the Board of Directors determined) to provide a salary increase effective beginning March 2025 for each of our NEOs. The Compensation Committee did not consider such adjustments to be a material change to the salaries.
Mr. Gibson, our Chief Financial Officer, joined the Company in March 2025. His base salary was negotiated and set by our Compensation Committee in connection with his hire, with reference to Peer Group data provided by Aon. The Compensation Committee believed that the base salary level approved for Mr. Gibson was appropriate in order to recruit him to join the Company and reasonable in relation to market data.
The annual base salary rates for 2025 for our NEOs were as follows:

Name	As of Fiscal Year End 2025 ($)	As of Fiscal Year End 2024 ($)	Change (%)
Christian O. Henry	751,900	730,000	3.0%
Jim R. Gibson(1)	500,000	—	—
Mark Van Oene	623,150	605,000	3.0%

(1)Mr. Gibson was appointed as Chief Financial Officer effective March 31, 2025, at which time his annual base salary of $500,000 took effect.
Short-Term Cash Incentives
Variable cash incentives, typically structured as a percentage of base salary, are intended to correlate executive compensation with important corporate objectives that the Board of Directors and our Compensation Committee believe appropriately position the Company for value creation and thereby increase alignment of executives’ interests with those of our stockholders.

2026 Proxy Statement	57

2025 Bonus Plan Design
In early 2025, upon the recommendation of the Compensation Committee, the Board of Directors approved our 2025 variable cash incentive program (the "2025 Bonus Plan"), under which the participating NEOs could earn cash awards based on the achievement of certain preestablished performance criteria. The target incentive opportunities for our NEOs under the 2025 Bonus Plan were as follows:

Name	Target Incentive Opportunity for 2025 as Percentage of Base Salary(1)	Target Incentive Opportunity for 2025 ($)
Christian O. Henry	100%	751,900
Jim R. Gibson(2)	55%	207,945
Mark Van Oene	60%	373,890

(1)Other than for Mr. Gibson, who joined the Company in March 2025, the target incentive opportunity percentage for each NEO remained unchanged from fiscal year 2024.
(2)The target incentive opportunity for Mr. Gibson for 2025 was prorated based on his start date of March 31, 2025.
The performance criteria under the 2025 Bonus Plan included, among others, goals in four broad categories as follows: Financial, Technology Adoption, Innovation/Execution, and Culture. Each of the categories was weighted as set forth below, and the level of achievement of each category was determined by our Board of Directors. The weighting of each category was determined based on its relative importance to the Company's overall performance objectives.
Financial Goals (15 Points Max). The Financial goals related to the Company’s fiscal year 2025 financial results and consisted of the following:
•Ending cash balance of at least $250 million with a target of $270 million (consisting of cash, cash equivalents and short-term investments, each as determined in accordance with GAAP and reported in the Company’s Form 10-K filed with the SEC);
•Total recognized revenue of at least $155 million with a target of $175M (as determined in accordance with GAAP and reported in the Company’s Form 10-K filed with the SEC); and
•Minimum corporate non-GAAP gross margin of at least 40%, which is a non-GAAP financial measure representing the percentage of GAAP revenue retained after subtracting cost of goods sold reflecting non-GAAP adjustments. For a reconciliation of our non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP refer to Annex B to this Proxy Statement.
Technology Adoption (40 Points Max). The Technology Adoption goals consisted of the following:
•Achievement of a certain minimum number of samples to be sequenced in large human genome projects;
•Adoption by a certain number of customers who have commercially launched new clinical assays;
•Increase in the number of samples run on HiFi applications by a certain percentage; and
•With respect to Vega systems, achievement of at least 125 unit shipments with a target of 150 units shipped.
Innovation/Execution (35 Points Max). The Innovation/Execution goals consisted of the following:
•Define product requirements for a certain development program by the end of the first quarter

2026 Proxy Statement	58

of 2025 and exit the feasibility and planning development phase by the end of the year;
•Meet customer purchase order request dates at a certain high level of achievement; and
•Launch a workflow with Chip Reuse to early access customers by the end of the year.
Culture (10 Points Max). The Culture goals consisted of the following:
•Customer net promoter score (NPS) of a certain level
•Employee engagement survey score of a certain level; and
•Minimum rate of voluntary employee resignation.
In addition to the goals described above relating to specific and rigorous Company performance objectives, which accounted for 100% of the bonus payable to our CEO, and 95% of the bonus payable to the other NEOs, the other NEOs had 5% of their bonus target tied to individual performance, and such 5% was payable at either 100% for a performance rating of "Achieving" or 105% for a performance rating of "Exceeding." In addition, the 2025 Bonus Plan also included a revenue multiplier applied to each NEO's total bonus amount as follows: 5% if total recognized revenue was at least $180M (as determined in accordance with GAAP and reported in the Company’s Form 10-K filed with the SEC), 10% if it was at least $185M, and 25% if it was at least $195M. The maximum achievement under the 2025 Bonus Plan based on the maximum level of achievement of each of the goals, the applicable performance rating, and the revenue multiplier, was 125% for the CEO, and 125.3% for the other NEOs, plus potential increases for extraordinary achievements, if any, as determined by the Board of Directors.
2025 Bonus Plan Achievements
Typically, with respect to the Company’s variable cash incentive programs, the Chief Executive Officer provides an evaluation of the Company’s actual performance against the performance goals and makes a recommendation for the funding of the program and the individual awards other than his own award. Based on the Compensation Committee’s assessment, and the Board of Director’s assessment with respect to the Chief Executive Officer’s performance, the final awards are determined, making adjustments up or down for the actual incentive cash paid for each of these NEOs, to reflect the individual’s contributions to the Company’s goals.
In early 2026, the Compensation Committee and the Board of Directors assessed the extent of achievement of the performance criteria established under the 2025 Bonus Plan, taking into account our Chief Executive Officer’s evaluation of Company performance. The Compensation Committee and the Board of Directors assessed the extent of achievement of the performance criteria established under the 2025 Bonus Plan and determined that such achievement resulted in a payout percentage of 95% of target under the 2025 Bonus Plan.

2026 Proxy Statement	59

Specifically, the Compensation Committee determined and recommended, and the Board of Directors approved, the following achievements under the 2025 Bonus Plan:

Performance Objectives	Achievement	Score

Financial Goals (15 Point Max)		15 Points
•Minimum ending cash balance of $250 million with a target of $270 million	•Target exceeded at $279.5 million
•Minimum total recognized revenue of at least $155 million with a target of $175 million	•Achieved $160 million
•Corporate non-GAAP gross margin of at least 40%	•Achieved at 40%

Technology Adoption (40 Point Max)		35 Points
•Achieve a minimum number of samples to be sequenced in large human genome projects	•Minimum achieved
•Adoption by a certain number of customers who have commercially launched new clinical assays	•Target exceeded
•Increase in the number of samples run on HiFi applications by a certain percentage	•Target exceeded
•Minimum of 125 Vega unit shipments with a target of 150	•140 Vega unit shipments

Innovation/Execution (35 Point Max)		35 Points
•Product requirements for program formally defined	•Target achieved
•Timely fulfill customer purchase order request dates at or above required percentage	•Target exceeded
•Launch a workflow with Chip Reuse to early access customers	•Target achieved

Culture (10 Point Max)		10 Points
•Customer net promoter score	•Target exceeded
•Employee engagement score	•Minimum not achieved
•Rate of voluntary resignations	•Between minimum and target

Total Achievement		95 Points

2026 Proxy Statement	60

Based on individual performance (except with respect to our Chief Executive Officer), and achievement of the Company’s financial goals and additional goals for 2025 under the 2025 Bonus Plan, the Compensation Committee recommended and the Board of Directors approved that the bonuses be paid out at 95% of target bonus opportunities. Accordingly, our NEOs received bonuses as follows for fiscal year 2025 performance:

Name	2025 Target Bonus Opportunity (as a % of salary)	2025 Target Bonus Opportunity Amount	2025 Actual Bonus (as a % of Target Bonus Opportunity Amount)	2025 Actual Bonus Amount ($)
Christian O. Henry	100%	$751,900	95%	714,305
Jim R. Gibson(1)	55%	$207,945	95%	198,068
Mark Van Oene(2)	60%	$373,890	95%	357,065

(1)Mr. Gibson was appointed to his position effective March 31, 2025. His bonus amount was prorated to reflect the period during which he was employed with us in 2025, as reflected in the Summary Compensation Table.
(2)For the 5% portion of Mr. Van Oene's bonus tied to employee performance, Mr. Van Oene received an "Exceeding" performance rating, resulting in such portion being payable at 105%.
Equity Incentives
We believe that equity awards promote closer alignment of the interests of our key employees with the development of long-term value for our stockholders. Historically, the Compensation Committee and the Board of Directors have used a combination of stock options, RSUs and/or PSUs to align executives’ interests with that of our stockholders. The Company’s practice is to grant equity awards to existing officers and employees on an annual schedule, and the timing of such annual equity awards is governed by the Company’s equity award granting policy. The Compensation Committee and the Board of Directors may approve equity award grants to be effective at other times, including, but not limited to, the hiring or promotion of an officer or employee.
2025 Annual Equity Awards. In February 2025, after considering input from Aon, the Compensation Committee and the Board of Directors reintroduced stock options to the Company's long-term incentive mix and determined that granting both stock options and RSUs was appropriate for further emphasizing the Company’s goals to retain and incentivize key talent to achieve our revenue and other key goals. Accordingly, for 2025, for annual equity awards, the Company granted to each of Mr. Henry and Mr. Van Oene equity awards in the form of stock options and RSUs.
In determining the annual equity awards for 2025 to the NEOs, the Compensation Committee and the Board of Directors considered the Peer Group data, including the size of the awards as a percent of the Company as well as on a grant date value basis. This information, as well as overall Company dilution, burn rate and overhang; the limited share reserve pool under the 2020 Plan; the desire to further emphasize the Company’s pay-for-performance philosophy by delivering compensation value for extraordinary performance; and the need to motivate and retain employees were all factored into determining any grants to our NEOs. The Compensation Committee also considered the realized or unrealized value of prior equity awards, and observed general retention risks given the then current stock price and significant level of underwater options held by the NEOs. There is no set formula for weighting these factors given the critical nature of each role to the Company, and how this might vary from roles at similarly situated companies.
Equity awards to our NEOs are considered by the Compensation Committee and the Board of Directors additionally in the context of the total compensation mix that may be allocated among salary, cash incentives and long-term compensation. The Compensation Committee and the Board of Directors also consider the criticality of these roles to the Company as well as the retention objectives

2026 Proxy Statement	61

for maintaining leadership stability for leading the business forward. The 25th percentile, 50th percentile and 75th percentile pay range for our Peer Group was provided to the Compensation Committee and the Board of Directors, which in turn used this data as a reference in determining the 2025 annual equity awards for our NEOs, provided that the Compensation Committee and the Board of Directors, as applicable, applied their own discretion in taking into account any other factors they deemed relevant and appropriate. The Board of Directors and the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards granted in 2025, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
In determining the size and design of the 2025 annual awards, after considering the factors described above, the Compensation Committee reviewed a proposal for a recommended share number for a stock option and RSU grant to each of Mr. Henry and Mr. Van Oene. However due to share reserve limitations in particular, the Compensation Committee (and the Board of Directors, where applicable) ultimately determined it appropriate to grant stock options and RSUs to Mr. Henry and Mr. Van Oene at a reduced share number from the recommended amount, but vesting over two-year period such that each NEO will vest in the same number of stock options and RSUs over that period had the awards been granted based on the full number of shares recommended.
New Hire Equity Awards. In connection with Mr. Gibson’s hire effective March 31, 2025, the Company negotiated a new hire compensation package with Mr. Gibson as set forth in his offer letter. In reviewing the market data for recruiting Mr. Gibson to join the Company, the Compensation Committee considered, among other things, the number of shares subject to awards necessary to offer a compelling and competitive compensation package.
The following table sets forth the number of shares of our common stock subject to the RSUs and options granted to our NEOs in 2025:

	Equity Grants(1)
Name	RSUs (#)	Options (#)
Christian O. Henry(2)	920,810	1,841,621
Jim R. Gibson(3)	1,000,000	2,000,000(4)
Mark Van Oene(2)	449,176	898,352

(1)Represents awards granted under our 2020 Plan.
(2)Represents awards granted as part of our standard annual equity award cycle.
(3)Mr. Gibson was appointed as Chief Financial Officer effective March 31, 2025, and all grants reflected in the table were made in connection with his new hire award.
(4)Includes 342,432 shares subject to an option award granted under the Inducement Plan.
2023 PSUs. In February 2023, we granted PSUs to Mr. Henry and Mr. Van Oene. The PSUs required revenue growth over a period of time in order to vest, and the extent of achievement of our revenue growth was to be measured based on our revenue (determined in accordance with GAAP) for our fiscal year 2025. The performance period ended on December 31, 2025. Because threshold levels of achievement were not met, the PSUs were forfeited upon confirmation of the performance level by the Board of Directors in the first quarter of 2026.
Insider Trading Policy; Prohibition on Short Sales, Hedging & Pledging
We maintain an insider trading policy governing the purchase, sale and other disposition of our securities by our directors, officers, and employees, including their immediate family members and certain other related parties. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report. Directors and employees of the Company, including executive officers, are prohibited by the Company’s Insider

2026 Proxy Statement	62

Trading Policy from: (1) engaging in short sales of Company securities; (2) engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities; (3) pledging Company securities as collateral for loans; and (4) holding the Company’s common stock in margin accounts.
Clawback Policy
During 2023, we adopted an updated clawback policy, effective October 2, 2023, for compliance with the Nasdaq Listing Rules and Section 10D of the Exchange Act. The policy generally requires us, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws, to recover certain incentive-based compensation made or granted to our NEOs and certain other current or former executive officers. Such incentive compensation generally includes compensation that is granted, earned or vested based in whole or in part on attaining performance goals relating to financial reporting measures, including any stock price and total shareholder return (“TSR”) metrics (with such attainment referred to in the policy as having “received” such compensation), which (i) is received (x) by an individual after such individual has become an executive officer, as well as (y) on or after October 2, 2023, and during the three fiscal years completed immediately before the date the accounting restatement is determined to be required, and (ii) has a performance period during which the individual described in the preceding (i)(x) has at any time been an executive officer.
Prior to 2023, we had adopted a clawback policy applicable to our executive officers. Incentive compensation received prior to October 2, 2023, may be subject to recoupment under this prior clawback policy. Under such prior clawback policy, if the Compensation Committee determines that an executive officer’s gross negligence, intentional misconduct or fraud caused or partially caused us to restate our financial statement(s) due to a material error in such statement(s), under certain circumstances the Compensation Committee has the authority and discretion, within a period of time following the restatement, to require the executive officer to repay incentive compensation that would not have been payable based on the restated financial results. Incentive compensation for purposes of this policy means an executive officer’s cash-based incentive or performance-based equity compensation paid or payable in whole or in part based on achievement of our financial or operating performance. The performance-based equity compensation does not include awards that vest solely based on continued service. Pursuant to its charter, the Compensation Committee has the authority to review, adopt, amend, terminate, and oversee our clawback policy if and as the Compensation Committee deems necessary or appropriate as well as if required by law.
Our 2020 Plan and Inducement Plan also provide that the plan administrator may require a participant in such plan to forfeit, return or reimburse us all or a portion of an award granted thereunder and any amounts paid under such award as necessary or appropriate to comply with applicable laws. Under such plans, the plan administrator further can set forth in an award agreement that a participant’s rights, payments, and benefits under an award granted under such plans will be subject to claw back upon the occurrence of specified events.
Benefits
We provide the following benefits to our NEOs on the same basis provided to our employees:
•health, dental and vision insurance;
•health savings account (HSA);
•life, travel accident, and accidental death and dismemberment insurance;
•a 401(k) plan;
•short-term and long-term disability insurance;
•health care, dependent care and commuter flexible spending accounts;
•an employee assistance program; and

2026 Proxy Statement	63

•an employee stock purchase plan.
Change in Control and Severance Benefits
We have entered into change in control and severance agreements with each of our NEOs, as described further below under the section titled “Change in Control and Severance Arrangements.” It is expected that from time to time, we would consider the possibility of an acquisition by another company or other change in control event. We recognize that the occurrence or possibility of such a transaction could be a distraction to the NEOs and could cause the individual to consider alternative employment opportunities. We believe that it is important to provide these individuals with severance benefits upon a qualifying termination in connection with a change in control to secure our NEOs’ continued services to us notwithstanding the occurrence, possibility or threat of a change in control, provide them with an incentive to maximize our value in connection with a change in control for the benefit of our stockholders, and provide them with enhanced financial security. These change in control and severance arrangements generally do not affect the determination of our NEOs’ key compensation elements.
Tax Considerations
We have not provided any NEO or director with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of Code Section 409A.
In 2025, due to the limitations of Code Section 162(m), we generally would have received a federal income tax deduction for compensation paid to our Chief Executive Officer and to certain other highly compensated employees only if the compensation was less than $1,000,000 per person during the year. As a result of the Tax Cuts and Jobs Act of 2017, the ability to rely on the “performance-based” compensation exception under Code Section 162(m) was eliminated in 2017. Thus, following the effectiveness of this change, we generally will not be able to take a deduction for any compensation paid to our NEOs and certain other employees in excess of $1,000,000. We did not structure our compensation for our NEOs to qualify as performance-based compensation under Code Section 162(m). We accumulated net operating losses over several years and could not currently benefit from deductions we might otherwise be able to take if we did qualify compensation as performance-based under Code Section 162(m). Further, Code Section 162(m) generally had required a certain rigidity to qualify compensation as performance-based and we believed that it was in the Company’s best interest to retain flexibility and to structure programs in a manner to incentivize our executives to drive long-term stockholder value. Nonetheless, our Compensation Committee maintained for 2025, and intends to continue to maintain, an approach to executive compensation that strongly links pay to performance.
Equity Grant Practices
We maintain an equity award granting policy, which provides the scope of authority of the equity award grant committee, a committee authorized by the Compensation Committee and consisting of the Chief Executive Officer and certain other members of management (the “Grant Committee”), to grant equity awards to certain newly hired employees. Equity awards under the policy generally are priced based on the Nasdaq closing price at the close of regular trading on the applicable grant date. Equity awards granted to our newly hired employees at the level of vice president and above generally become effective on the later of (i) the date of approval and (ii) date of hire. Any equity awards to be granted to newly hired employees below the level of vice president generally are not considered for approval until at least the month following the month in which employment begins, on the 15th day of

2026 Proxy Statement	64

such month. Equity awards approved by the Compensation Committee or the Board of Directors, as applicable, may be approved at any time, and become effective on the date of approval. Annual equity awards granted to employees and approved by the Compensation Committee or the Board of Directors, as applicable, generally will become effective on the second business day following the date of filing of our Form 10-K for the immediately preceding fiscal year. It is not the practice of the Compensation Committee to grant stock options or similar equity awards to employees, including our executive officers, or non-employee directors during periods in which there is material nonpublic information about our Company, including (i) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Stock options may occasionally be awarded on an off-cycle basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.
Compensation Committee Report
This report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.
The Compensation Committee has reviewed and discussed with management the disclosures contained in the above section entitled “Compensation Discussion and Analysis”. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement for the Annual Meeting.
Members of the Compensation Committee
William Ericson (Chair)
Marshall Mohr
John F. Milligan, Ph.D.
Kathy Ordoñez
Compensation Risk Assessment
At the direction of the Compensation Committee, in conjunction with a compensation consultant’s assessment, we reviewed our compensation practices and policies during 2025 and our findings were presented to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee has concluded that our compensation programs, including our executive compensation program, do not encourage excessive risk taking by our executives or other employees. As a result, the Compensation Committee believes that our employee compensation program does not create risk that is reasonably likely to have a material adverse effect on our Company.
Compensation Committee Interlocks and Insider Participation
None of our Compensation Committee members is or has been one of our officers or employees in 2025.
There were not any director interlocks among members of our Board of Directors in 2025.

2026 Proxy Statement	65

Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the compensation of our NEOs for the years ended December 31, 2025, 2024, and 2023, respectively:
Summary Compensation Table for Fiscal Years 2025, 2024 and 2023

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)(3)	All Other Compensation ($)		Total ($)
Christian O. Henry(5)	2025	748,250	—	1,151,013	1,696,278	714,305	—		4,309,846
President and Chief Executive Officer	2024	725,025	—	8,237,595	—	219,000	—		9,181,620
	2023	695,125	—	6,636,014	—	700,150	15,286	(4)	8,046,575
Jim R. Gibson(6)	2025	376,923	—	1,180,000	1,738,198	198,068	—		3,493,189
Chief Financial Officer
Mark Van Oene	2025	620,125	—	561,470	827,453	357,065	—		2,366,113
Chief Operating Officer	2024	601,974	—	4,094,130	—	108,900	—		4,805,004
	2023	583,538	—	3,665,677	—	352,107	—		4,601,322

(1)Amounts shown represent the aggregate grant date fair value of stock option awards granted in 2025; RSUs granted in 2025, 2024, and 2023; and PSUs granted in 2023. The grant date fair value of PSUs is calculated based upon the probable outcome of achievement of the performance conditions as of the grant date. Assuming the highest level of performance is achieved under such performance conditions, the value of the maximum potential payout for such PSUs was $3,738,599 for Mr. Henry and $2,065,170 for Mr. Van Oene.
All amounts have been computed in accordance with FASB ASC 718. These amounts may not actually reflect to the actual value that will be realized by our NEOs. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used to calculate the amounts reported in this column are set forth under Note 9 of the Notes to Consolidated Financial Statements contained in our Annual Report.
(2)Amounts shown represent amounts earned under our annual non-equity incentive plans.
(3)Includes cash bonuses paid under the Company’s 2025 Bonus Plan including amounts paid under such program that were attributable to the exercise by the Board of Directors and Compensation Committee of discretion, as discussed further above in the section of this Proxy Statement titled “Compensation Discussion and Analysis ― Short-Term Cash Incentives.”
(4)Represents travel, lodging, and other costs covered by the Company for Mr. Henry in connection with his participation in a Company sales incentive trip in 2023.
(5)Mr. Henry served as interim Chief Financial Officer from December 6, 2024 through March 30, 2025. Mr. Henry did not receive any changes to his compensation during this period.
(6)Mr. Gibson was appointed as Chief Financial Officer effective March 31, 2025 and thus was not an NEO for 2023 or 2024.
Grants of Plan-Based Awards
The following table provides information regarding the plan-based awards granted to our NEOs for the year ended December 31, 2025:

2026 Proxy Statement	66

Grants of Plan-Based Awards for Fiscal Year 2025

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Other Option Awards: Number of Securities Underlying Options(#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)(2)(3)
Name	Grant Date		Threshold	Target	Maximum
Christian O. Henry	02/06/2025	(4)	—	751,900	939,875	—	—		—	—
	03/19/2025		—	—	—	920,810	—		—	1,151,013
	03/19/2025		—	—	—	—	1,841,621		1.25	1,696,278
Jim R. Gibson(5)	03/20/2025	(4)	—	207,945	260,581	—	—		—	—
	03/31/2025		—	—	—	1,000,000	—		—	1,180,000
	03/31/2025		—	—	—	—	1,657,568		1.18	1,440,591
	03/31/2025		—	—	—	—	342,432	(6)	1.18	297,607
Mark Van Oene	02/05/2025	(4)	—	373,890	468,531	—	—		—	—
	03/19/2025		—	—	—	449,176	—		—	561,470
	03/19/2025		—	—	—	—	898,352		1.25	827,453

(1)The target amounts shown in this column reflect our annual cash incentive plan awards. The maximum amounts in this column reflect the greatest payouts that could be made if pre-established maximum performance levels were met or exceeded (which, for Mr. Henry, is solely based on Company performance), after taking into account the revenue multiplier. Actual 2025 cash incentive payouts are reflected in the non-equity incentive plan compensation column of the Summary Compensation Table.
(2)Except as otherwise noted, represents awards granted under our 2020 Plan.
(3)All amounts reported represent the grant date fair value of the equity awards, calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see the notes to our financial statements included in our Annual Report.
(4)Corresponds to the date on which our Compensation Committee (or, in the case of Mr. Henry, our Board of Directors) set the target cash incentive amounts payable to each of our NEOs for 2025. The payouts were based on achievement of Company goals and (except with respect to Mr. Henry) individual performance, as discussed in the section of this Proxy Statement titled “Compensation Discussion and Analysis — Short-Term Cash Incentives.” The amounts listed for Mr. Gibson are prorated amounts, which reflect the period during which he was employed with us in 2025.
(5)Mr. Gibson was appointed as Chief Financial Officer effective March 31, 2025.
(6)Represents an award granted under our Inducement Plan.
Outstanding Equity Awards at Fiscal Year-End
The following table presents certain information concerning equity awards held by the NEOs that were so designated at the end of the year ended December 31, 2025. Unless otherwise noted, all equity awards were granted pursuant to our 2020 Plan.

2026 Proxy Statement	67

Outstanding Equity Awards at Fiscal Year-End 2025

				Option Awards					Stock Awards
				Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Name	Grant Date	Approval Action Date		Exercisable (#)	Unexercisable (#)
Christian O. Henry	7/27/2018			35,000	—		3.66	7/27/2028
	3/16/2020			35,000	—		2.45	3/16/2030
	8/4/2020			46,499	—		3.89	8/4/2030
	9/15/2020			1,500,000	—		7.32	9/15/2030
	2/16/2021			30,000	—		46.37	2/16/2031
	3/2/2022			602,146	40,154	(4)	11.70	3/2/2032
	3/2/2022								26,875	(5)	50,256
	3/2/2023								297,343	(6)	556,031
	3/2/2023	2/14/2023	(7)									49,558	(8)	92,673	(8)
	2/22/2024								1,204,327	(9)	2,252,091
	3/19/2025			767,342	1,074,279	(10)	1.25	3/19/2035
	3/19/2025								920,810	(11)	1,721,915
Jim R. Gibson(12)	3/31/2025			—	342,432	(13)	1.18	3/31/2035
	3/31/2025			—	1,657,568	(14)	1.18	3/31/2035
	3/31/2025								1,000,000	(5)	1,870,000
Mark Van Oene	1/8/2021			750,000	—		36.70	1/8/2031
	3/2/2022			406,118	27,082	(4)	11.70	3/2/2032
	3/2/2022								18,125	(5)	33,894
	8/25/2022								75,000	(5)	140,250
	3/2/2023								164,250	(6)	307,148
	3/2/2023	2/13/2023	(15)									27,375	(8)	51,191	(8)
	2/22/2024								598,557	(9)	1,119,302
	3/19/2025			374,313	524,039	(10)	1.25	3/19/2035
	3/19/2025								449,176	(11)	839,959

(1)Represents RSUs that are subject to continued service-based vesting.
(2)The value of stock awards not vested was computed by multiplying (x) the closing price of $1.87 for the Company’s common stock on December 31, 2025, by (y) the number of shares of the Company’s common stock subject to the award as of such date.
(3)The value of PSUs are calculated based upon the threshold achievement of the performance conditions.
(4)The option vests over four years with 1/48th of the shares vesting monthly until fully vested, subject to continued service with us through each applicable vesting date.
(5)The RSUs vest over four years with 1/4th of the shares vesting on each anniversary of the award’s grant date until fully vested, subject to continued service with us through each applicable vesting date.
(6)The RSUs vest over four years with 1/4th of the shares vesting on February 15 of each of 2024, 2025, 2026, and 2027, subject to continued service with us through each applicable vesting date.
(7)Corresponds to the date on which our Board of Directors, upon recommendation by our Compensation Committee, approved the PSU grant.

2026 Proxy Statement	68

(8)The PSUs were to become eligible to vest upon achievement of a specified threshold level of revenue attainment for fiscal year 2025, and below which no portion of the PSUs were to be eligible to vest, subject to continued service with us through the applicable vesting date. The dollar amounts represent threshold levels of achievement. The performance period has ended. Because threshold levels of achievement were not met, the award was forfeited based on the determination by the Board of Directors in the first quarter of 2026.
(9)The RSUs vest over four years with 1/4th of the shares vesting on February 15 of each of 2025, 2026, 2027, and 2028, subject to continued service with us through each applicable vesting date.
(10)The option vests over two years beginning on March 15, 2025 with 1/24th of the shares vesting monthly until fully vested, subject to continued service with us through each applicable vesting date.
(11)The RSUs vest over two years with 1/2 of the shares vesting on February 15 of each of 2026 and 2027, subject to continued service with us through each applicable vesting date.
(12)Mr. Gibson was appointed as Chief Financial Officer effective March 31, 2025.
(13)Represents awards granted under the Inducement Plan. The option vests over four years with 1/4th of the total number of shares vesting on the first anniversary of the date of grant and 1/48th of such shares vesting monthly thereafter until fully vested, subject to continued service with us through each applicable vesting date.
(14)The option vests over four years with 1/4th of the total number of shares vesting on the first anniversary of the date of grant and 1/48th of such shares vesting monthly thereafter until fully vested, subject to continued service with us through each applicable vesting date.
(15)Corresponds to the date on which our Compensation Committee approved the PSU grant.
Option Exercises and Stock Vested During Fiscal Year 2025
The following table lists the number of shares acquired and the value realized as a result of vesting of RSUs by the NEOs that were so designated for the year ended December 31, 2025.
The value realized on vesting is calculated by multiplying the number of shares acquired on vesting by the market price of common stock on the vesting date. None of our NEOs exercised stock options during the year ended December 31, 2025.
Option Exercises and Stock Vested During Fiscal Year 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christian O. Henry	580,739	1,063,617
Jim R. Gibson(2)	—	—
Mark Van Oene	458,519	821,448

(1)The value realized upon vesting of RSUs is calculated by multiplying the number of shares vested by the fair market value of our common stock on the vesting date.
(2)Mr. Gibson was appointed as Chief Financial Officer effective March 31, 2025.
Change in Control and Severance Arrangements
We have entered into change in control and severance agreements with each of our NEOs. The change in control and severance agreements with Mr. Henry, Mr. Gibson and Mr. Van Oene provide that if we terminate his employment with us for a reason other than “cause,” his death or “disability,” or he resigns for “good reason,” in each case, as set forth in the applicable change in control and severance agreement, he would be entitled to:
•in the case of Mr. Henry, a lump sum cash payment equal to his base salary in effect immediately before the termination of his employment or, in the case of resignation for “good reason” due to a material reduction in his base pay, the base salary as in effect immediately prior to the reduction, for a period of 18 months;

2026 Proxy Statement	69

•in the case of Mr. Gibson and Mr. Van Oene, a lump sum cash payment equal to his base salary in effect immediately before the termination of his employment or, in the case of resignation for “good reason” due to a material reduction in his base pay, the base salary as in effect immediately prior to the reduction, for a period of 12 months;
•in the case of Mr. Henry, his then-outstanding equity awards that are, as of the date of termination of employment with the Company, to vest solely based on continued service to the Company, will immediately vest as to the number of shares of common stock subject to each such equity award that otherwise would have vested had he remained an employee of the Company through the six-month anniversary of the qualifying termination; and
•company-paid or company-reimbursed premiums for continuation coverage as applicable, pursuant to COBRA for himself and his eligible dependents (as applicable), subject to his timely election to continue such coverage, for up to 18 months (for Mr. Henry) or up to 12 months (for Mr. Gibson and Mr. Van Oene) following termination of employment.
The change in control and severance agreements with Mr. Henry, Mr. Gibson and Mr. Van Oene provide that if, during a change in control (as defined in the change in control and severance agreements) period, we terminate his employment with us for a reason other than “cause,” his death or “disability,” or he resigns for “good reason,” in each case, as set forth in the applicable change in control and severance agreement, he would be entitled to:
•in the case of Mr. Henry, a lump sum cash payment equal to his base salary in effect immediately before the termination of his employment or, if greater, the base salary in effect immediately before the merger, for a period of 18 months;
•in the case of Mr. Gibson and Mr. Van Oene, a lump sum cash payment equal to his base salary in effect immediately before the termination of his employment or, if greater, the base salary in effect immediately before the merger, for a period of 12 months;
•in the case of Mr. Henry, Mr. Gibson and Mr. Van Oene, a lump sum cash payment equal to his annualized target cash bonus in effect for the year in which the qualifying termination occurs, provided that such amount will be prorated based on a fraction, the numerator of which is the number of days during which he was employed with the Company (or its successor) in the year that the qualifying termination occurs, and the denominator of which is the total number of days in such year;
•100 percent of the unvested portion of his then-outstanding equity awards will vest immediately and, to the extent applicable, become exercisable (with the performance goals deemed achieved at 100 percent of target for all awards subject to performance-based vesting, unless otherwise provided in the applicable award agreement); and
•company-paid or company-reimbursed premiums for continuation coverage as applicable, pursuant to COBRA for himself and his eligible dependents (as applicable), subject to his timely election to continue such coverage, for up to 18 months (for Mr. Henry) or up to 12 months (for Mr. Gibson and Mr. Van Oene) following termination of employment.
In order to receive the benefits under the change in control and severance agreement, the NEO must execute and not revoke a separation and release of claims agreement in our favor. The NEO also is required to comply with the terms of any confidential information and invention assignment agreement entered into with us, which includes obligations relating to confidentiality of our proprietary information, among other obligations.
Each severance agreement provides that, if any payment or benefits to the applicable NEO (including the payments and benefits under his severance agreement) would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and therefore would be subject to an excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be either (1) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax; or (2) not reduced, whichever, after taking into account all applicable federal, state, and local employment taxes, income taxes and the excise tax, results in his receipt, on an after-tax basis, of the greater payments and benefits.

2026 Proxy Statement	70

Under the change in control and severance agreements for each of Mr. Henry, Mr. Gibson and Mr. Van Oene, the following definitions are used:
•“Cause” generally means (1) conviction of any felony; (2) conviction of any crime involving moral turpitude or dishonesty that causes, or is likely to cause, material harm to us; (3) participation in a fraud or willful act of dishonesty against us that causes, or is likely to cause, material harm to us; (4) intentional and material damage to our property; or (5) material breach of our proprietary information and inventions agreement;
•“Change in control” generally means, with certain exceptions as detailed in the change in control and severance agreement, a change in our ownership that occurs upon acquisition by a person, or persons acting as a group, of our stock resulting in such person(s) having more than 50% of the total voting power of our stock, or a change in our effective control due to a majority of the members of our Board of Directors being replaced during a 12-month period by members of our Board of Directors whose appointments or elections are not endorsed by the majority of the members of the Board of Directors before the date of appointment or election, or a change in a substantial portion of our assets that occurs when a person or persons acting as a group acquires or has acquired within 12 months our assets having a total gross fair market value equal to at least 50% of the total gross fair market value of all of our assets.
•“Change in control period” generally means the period beginning upon the date that is three months prior to the occurrence of a change in control (as defined in the change in control and severance agreement) and continuing through the date that is 12 months following a change in control (as defined in the change in control and severance agreement).
•“Disability” generally means an executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; and
•“Good reason” generally means an executive’s termination of employment within 30 days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following, without his express written consent: (1) (i) for each of Mr. Gibson and Mr. Van Oene, a material reduction of his duties, authority, or responsibilities, relative to the executive’s duties, authority, or responsibilities as in effect immediately prior to such reduction; provided, however, that a reduction in duties, authority, responsibilities solely by virtue of our being acquired and made part of a larger entity (for example, where he retains essentially the same responsibility and duties of the subsidiary, business unit or division substantially containing our business following a change in control) shall not constitute good reason; (ii) for Mr. Henry, a material reduction of his duties, authority, or responsibilities, relative to his duties, authority, or responsibilities as in effect immediately prior to such reduction; (2) (i) for each of Mr. Gibson and Mr. Van Oene, a material reduction by the Company in his annualized base pay as in effect immediately prior to such reduction (in other words, a reduction of more than 10 percent of his annualized base compensation in any one year, other than a reduction applicable to executives generally that does not adversely affect him to a greater extent than other similarly-situated executives); (ii) for Mr. Henry, a material reduction by the Company in his annualized base pay as in effect immediately prior to such reduction (in other words, a reduction of more than 10 percent of his annualized base compensation in any one year; (3) for each of the NEOs, the relocation of his principal place of performing his duties as an employee of the Company by more than 50 miles; or (4) for each of the NEOs, the Company’s failure to obtain the assumption of the change in control and severance agreement by a successor; except that, in order for an event to qualify as good reason, he must not terminate employment without first providing the Company with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice.
Equity Incentive Plans
As of December 31, 2025, each of our NEOs held equity awards granted under the Company’s 2020 Plan, and each of Mr. Gibson and Mr. Van Oene held equity awards granted under the Company’s Inducement Plan. Such plans provide that, in the event of a merger or change in control (as defined in such plan) of the Company, if the successor corporation does not assume or substitute for outstanding awards under such plan, the awards will fully vest (and with respect to options and stock appreciation rights, become exercisable) and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100 percent of the target levels and all other terms and conditions met. In addition, if options and stock appreciation rights are not

2026 Proxy Statement	71

assumed or substituted in the event of the Company’s change in control, the administrator of such plan will notify the award holders that such awards will be exercisable for a period of time determined by such plan’s administrator and terminate upon expiration of such period. The following table describes the potential payments and benefits to each of our NEOs that were so designated and eligible for severance benefits as of December 31, 2025, (1) following a termination of employment without cause, and other than due to the executive officer’s death or a disability, or his resignation for good reason and (2) following a termination of employment without cause, and other than due to the executive officer’s death or a disability, or his resignation for good reason during a change in control period, based on the severance and change in control provisions described above and based on equity awards outstanding as of December 31, 2025. The 2023 PSUs are not included in the table, given that the relevant performance period ended December 31, 2025, threshold levels of achievement were not met, as determined by the Board of Directors in the first quarter of 2026, and the unvested PSUs were forfeited in their entirety. Actual amounts payable to each NEO listed below upon termination can only be determined definitively at the time of each executive’s actual departure. In addition to the amounts shown in the table below, each executive officer would receive payments for amounts of base salary accrued through the date of termination and payment for any reimbursable business expenses incurred.
As of December 31, 2025, Mr. Henry also held equity awards granted pursuant to the 2010 Director Plan. These awards, in addition to certain of Mr. Henry’s equity awards granted pursuant to the 2020 Plan, relate to Mr. Henry’s service as a non-employee director before he joined us as our Chief Executive Officer. For more information on these awards, see the Summary Compensation Table for Fiscal Years 2025, 2024 and 2023.

Potential Payments upon Involuntary Termination or Change in Control

Compensation and Benefits(1)	Involuntary Termination ($)(2)		Involuntary Termination On or Within Change In Control Period ($)(3)
Christian O. Henry
Salary	1,127,850		1,127,850
Performance-based cash bonus	—		751,900
Equity acceleration	2,225,378	(1)	5,246,347	(1)
Health care benefits	48,511		48,511
Total	3,401,739		7,174,608
Jim R. Gibson
Salary	500,000		500,000
Performance-based cash bonus	—		207,945
Equity acceleration	—	(1)	3,250,000	(1)
Health care benefits	40,730		40,730
Total	540,730		3,998,675
Mark Van Oene
Salary	623,150		623,150
Performance-based cash bonus	—		373,890
Equity acceleration	—	(1)	2,765,456	(1)
Health care benefits	40,730		40,730
Total	663,880		3,803,226

(1)Includes vesting acceleration of shares of the Company’s common stock subject to options and RSUs. For Messrs. Henry and Van Oene, the 2023 PSUs are not included because the threshold levels of achievement were not met, as determined by the Board of Directors in the first quarter of 2026. Amounts for shares subject to options are calculated as the intrinsic value per option, meaning the product of (x) the number of shares subject to the options that become immediately vested upon either (a) an involuntary termination or (b) an involuntary

2026 Proxy Statement	72

termination during a change in control period of the Company, as applicable, and (y) the excess, if any, of the closing price of a share of the Company’s common stock on December 31, 2025, which was $1.87 per share, over the per share exercise price of the option. The value of RSUs was calculated as the product of (x) the number of shares subject to RSU that become immediately vested upon (A) an involuntary termination or (B) an involuntary termination during a change in control period of the Company, and (y) the closing price of $1.87 for a share the Company’s common stock on December 31, 2025. Amounts shown also represent the vesting acceleration of shares of the Company’s common stock subject to options and RSUs in the event that a successor corporation refuses to assume or substitute for such awards upon the Company's change in control, assuming such change in control occurred on December 31, 2025 (the last business day of fiscal year 2025), as determined in accordance with the foregoing assumptions in this footnote based on the triggering event being such change in control in lieu of involuntary termination.
(2)An “involuntary termination” refers to the termination of the NEO’s employment with us for a reason other than “cause,” his death or “disability,” or the NEO resigns for “good reason,” in each case, as set forth in the applicable change in control and severance agreement
(3)Refers to an involuntary termination that occurs during the change in control period, as set forth in the applicable change in control and severance agreement.
Pay Versus Performance
Our compensation programs are designed to align compensation with business objectives and our financial performance, and to attract, retain, motivate, focus, and reward executives in order to enhance our long-term growth and profitability, foster stockholder value creation, and align executives’ interests with those of our stockholders.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationships between compensation actually paid to our NEOs and Company performance. In this section, we refer to compensation actually paid (“CAP”) and other terms used in the applicable SEC rules. For information concerning our compensation philosophy, refer to “Compensation Discussion and Analysis” above.

Pay Versus Performance Table(1)

					Value of Initial Fixed $100 Investment(2)
Year	Summary Compensation Table (“SCT”) Total for PEO	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (Loss) (in millions)(5)	Company Selected Measure: Revenue (in millions)(6)
2025	$4,309,846	$5,534,960	$2,929,651	$4,162,833	$7	$125	$(546.4)	$160.0
2024	$9,181,620	$(5,981,089)	$3,602,541	$(4,385,477)	$7	$93	$(309.9)	$154.0
2023	$8,046,575	$10,050,624	$3,218,108	$4,126,192	$38	$94	$(306.7)	$200.5
2022	$6,616,251	$(13,137,692)	$4,472,247	$(842,693)	$32	$90	$(314.2)	$128.3
2021	$2,866,931	$(6,449,458)	$11,099,491	$6,128,515	$79	$100	$(181.2)	$130.5

(1)The NEOs for each applicable fiscal year are:

•2025: PEO: Christian O. Henry. Non-PEO NEOs: Jim R. Gibson and Mark Van Oene. Mr. Gibson was appointed as Chief Financial Officer effective March 31, 2025.
•2024: PEO: Christian O. Henry. Non-PEO NEOs: Susan Kim, Mark Van Oene and Jeff Eidel. Ms. Kim’s last day as an employee of the Company was December 6, 2024. Mr. Eidel's last day as an employee of the Company was November 15, 2024.
•2023: PEO: Christian O. Henry. Non-PEO NEOs: Susan Kim, Mark Van Oene and Jeff Eidel.
•2022: PEO: Christian O. Henry. Non-PEO NEOs: Susan Kim, Mark Van Oene, Jeff Eidel, and Peter Fromen. Mr. Fromen resigned from his role as Chief Commercial Officer effective May 20, 2022. Mr. Eidel was appointed as Chief Commercial Officer effective August 16, 2022.

2026 Proxy Statement	73

•2021: PEO: Christian O. Henry. Non-PEO NEOs: Susan Kim, Mark Van Oene, Peter Fromen, and Denis Zaccarin. Dr. Zaccarin ceased to serve as an executive officer after January 8, 2021. Mr. Van Oene was appointed as Chief Operating Officer, and Mr. Fromen was appointed as Chief Commercial Officer, effective January 8, 2021.
(2)TSR is calculated by assuming that a $100 investment was made at the close of trading on December 31, 2020, and reinvesting all dividends until the last day of each reported fiscal year.
(3)The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay Versus Performance table above. The following table details the applicable adjustments that were made to determine CAP.

Year	Executives	SCT Total	Deduct SCT Stock & Option Awards	Add Year-End Value of Unvested Awards Granted in Year	Add Change in Value of Unvested Awards Granted in Prior Years	Add Fair Value of Vested Awards Granted in Year	Add Change in Value of Vested Awards Granted in Prior Years	Deduct Fair Value of Forfeited Awards in Year
2025	PEO	$4,309,846	$(2,847,291)	$3,258,025	$62,382	$782,681	$(30,683)	—
2025	Non-PEO NEOs*	$2,929,651	$(2,153,561)	$3,196,825	$17,537	$190,898	$(18,517)	—
2024	PEO	$9,181,620	$(8,237,595)	$2,938,557	$(6,025,059)	—	$(3,838,612)	—
2024	Non-PEO NEOs*	$3,602,541	$(2,893,843)	$486,826	$(1,799,745)	—	$(1,513,626)	$(2,267,630)
2023	PEO	$8,046,575	$(6,636,013)	$6,903,424	$740,655	—	$995,983	—
2023	Non-PEO NEOs*	$3,218,108	$(2,443,297)	$2,541,755	$560,532	—	$249,095	—
2022	PEO	$6,616,251	$(5,517,997)	$3,572,661	$(11,593,565)	$485,101	$(6,700,144)	—
2022	Non-PEO NEOs*	$4,472,247	$(3,944,226)	$2,962,458	$(2,161,553)	$141,415	$(1,075,233)	$(1,237,802)
2021	PEO	$2,866,931	$(1,448,052)	$574,247	$(8,880,638)	$94,868	$343,184	—
2021	Non-PEO NEOs*	$11,099,491	$(10,246,763)	$5,818,159	$(603,005)	$25,851	$34,783	—

* Presented on an averaged basis
For purposes of the adjustments to determine CAP, we computed the fair value of equity awards as of each measurement date using valuation assumptions and methodologies (including expected term, volatility, dividend yield and risk-free interest rates) that are consistent with those used to estimate fair value at grant under U.S. GAAP; provided that we made certain adjustments to the valuation assumptions used to calculate option fair values from those disclosed at the time of grant, including to the risk-free rate due to macroeconomic changes between the grant date and valuation dates, the option term in order to incorporate the passage of time in the awards’ life and by the degree to which the option was in or out of the money, the volatilities due to macroeconomic changes in the market for our common stock between the grant date and valuation dates, and to the stock price on the valuation date due to changes in our stock price. All other valuation assumptions are not materially different from the grant-date assumptions and there were no changes in calculation methodology. For additional details on the valuation assumptions used at grant, see Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report.
(4)The peer group used for relative TSR is the Nasdaq Biotechnology Index, which is the same peer group we use for the stock performance graph included in our Annual Report pursuant to Item 201(e) of Regulation S-K.
(5)Represents the net income (loss) as reported in the Company’s audited financial statements for the applicable year.
(6)The Company-selected measure is revenue, as described above in “Compensation Discussion and Analysis.” Revenue means all GAAP-based revenue as reflected in our audited financial statements.
Most Important Financial Performance Measures
The financial performance measures listed below represent the most important financial performance measures that were used to determine the compensation actually paid to our NEOs in 2025. No other financial performance measures were used to determine compensation actually paid to our NEOs for 2025.

2026 Proxy Statement	74

Revenue
Cash, cash equivalents and short-term investments
Relationship Between Compensation Actually Paid (CAP) and Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the Pay Versus Performance tabular disclosure above.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid (in millions) and Company and Nasdaq Biotechnology Index (“NBI”) TSR (12/31/2020 indexed to $100)
The following chart sets forth the relationship between CAP to our PEO and the average of CAP to our Non-PEO NEOs, versus the Company’s cumulative TSR and the NBI TSR, as applicable, over the five most recently completed fiscal years.

PEO and Average Non-PEO Compensation Actually Paid Versus Company and NBI TSR
$15
$10
$5
$0
-$5
-$10
-$15
Compensation Actually Paid
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return
$79
$32
$38
$7
$7
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
PACB TSR
NASDAQ Biotechnology TSR

2026 Proxy Statement	75

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid (in millions) and Net Income (Loss)
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs and our Net Income (Loss) during the five most recently completed fiscal years.
Although Item 402(v) of Regulation S-K requires the description of the relationship between the compensation actually paid for our NEOs and our net income (loss), we do not currently utilize GAAP or non-GAAP net income (loss) as a performance measure in any of our incentive programs. As a result, the impact of year-over-year fluctuations in our net income (loss) has less of an impact on CAP.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income (Loss)
Compensation Actually Paid
Net Income (dollars in millions)
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
$0
-$100
-$200
-$300
-$400
-$500
-$600
-$181
-$314
-$307
-$310
-$546
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
Net Income

2026 Proxy Statement	76

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid (in millions) and Company-Selected Measure
The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and our Company-Selected Measure during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Revenue
Compensation Actually Paid
Revenue (dollars in millions)
$60
$50
$40
$30
$20
$10
$0
-$10
-$20
$250
$200
$150
$100
$50
$0
$131
$128
$201
$154
$160
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
Revenue

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference

Equity Compensation Plan Information
The following table presents information about the Company’s equity compensation plans as of December 31, 2025 (in thousands, except price data):

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (#)
Equity compensation plans approved by security holders(2)	30,925	(3)	4.61	52,903
Equity compensation plans not approved by security holders(4)	2,919		18.97	922
Total equity compensation plans	33,844		6.40	53,825

(1)Represents the outstanding options’ weighted average exercise price and does not take into account the shares issuable upon vesting of outstanding PSUs or RSUs, which do not have an exercise price.

2026 Proxy Statement	77

(2)Includes the following plans: the 2020 Plan, the 2010 Plan, the 2010 Director Plan and the 2010 Employee Stock Purchase Plan (“ESPP”). The 2020 Plan was approved by stockholders on August 4, 2020 and reserved 11,000,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the 2020 Plan. An amendment to the 2020 Plan was approved by stockholders on May 25, 2022 and reserved an additional 18,000,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the 2020 Plan. An amendment to the 2020 Plan was approved by stockholders on June 18, 2024 and reserved an additional 20,000,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the 2020 Plan. An amendment to the 2020 Plan was approved by stockholders on June 4, 2025 and reserved an additional 23,000,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the 2020 Plan. The 2010 Plan, the 2010 Director Plan and the ESPP were adopted upon the effectiveness of our initial public offering in October 2010. The 2010 Plan and the 2010 Director Plan expired as to new grants on July 29, 2020. Purchase periods under the ESPP were terminated after the completion of the purchase period ended March 1, 2019 in connection with our proposed merger. However, we began offerings under the ESPP again starting with the offering period on March 2, 2020. Our ESPP provides that the number of shares available for issuance thereunder will be increased in an amount equal to the least of (i) 4,000,000 shares of Common Stock, (ii) two percent (2%) of the outstanding shares of Common Stock on such date, or (iii) an amount determined by the Administrator (as defined in the ESPP) at the beginning of each calendar year. Pursuant to this provision, an additional 4,000,000 shares became issuable. The 4,000,000 shares that became available on January 1, 2026 are not reflected in the table above.
(3)Includes 30,532,632 shares subject to options, RSUs, and PSUs (assuming target performance achievement) that were outstanding as of December 31, 2025 that were issued under the 2020 Plan, the 2010 Plan, and the 2010 Director Plan. Excludes shares to be issued pursuant to open offering periods under the ESPP.
(4)Consists of the Inducement Plan and the Omniome Plan. In connection with the merger agreement dated as of July 19, 2021, pursuant to which Omniome, Inc. became a wholly owned subsidiary of the Company, the Omniome Plan reserved 643,085 shares of the Company’s common stock subject to outstanding unvested options assumed by the Company, as adjusted based on the exchange ratio and converted into unvested options to purchase shares of the Company’s common stock in accordance with such merger agreement, and 1,851,043 shares of the Company’s common stock available for future issuance under the Omniome Plan. On December 2, 2020, the Board of Directors adopted the Inducement Plan, which was adopted by our Board of Directors under an exception to the Nasdaq Listing Rules’ stockholder approval requirement for the issuance of securities with regard to grants to employees of the Company or its subsidiaries as an inducement material to such individuals entering into employment with the Company or its subsidiaries, and reserved 2,500,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan. On April 18, 2021 and November 22, 2021, the Board of Directors amended the Inducement Plan to reserve an additional 750,000 and 360,000 shares, respectively.
Chief Executive Officer Pay Ratio
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees, excluding our Chief Executive Officer (the employee whose compensation was such median, the “median employee”). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act.
December 31, 2025 is the date as of which we analyzed our employee population for the purposes of identifying our median employee. To identify the median employee, we examined the 2025 total cash and equity compensation using payroll and equity plan records for January 1, 2025 through December 31, 2025 for all full-time, part-time, temporary and seasonal employees, excluding our Chief Executive Officer. Wages were annualized for full-time employees that were not employed by us for the entire calendar year, but wages were not annualized for part-time, temporary and seasonal employees. Other than the foregoing, we did not make any assumptions, adjustments or estimates with respect to our employees’ total cash and equity compensation and used this consistently applied compensation measure to identify our median employee. This approach to identifying our median employee has remained consistent with prior years.
This year, we calculated the median employee’s annual total compensation using the same SEC rules we use for calculating the annual total compensation of our NEOs, as set forth in the Summary Compensation Table above.

2026 Proxy Statement	78

In 2025, the annual total compensation of our median employee was $198,541, and our Chief Executive Officer’s annual total compensation was $4,309,846 using the amount reported in the “Total” column of our Summary Compensation Table for 2025. The resulting ratio of the total annual compensation of our Chief Executive Officer to our median employee was approximately 22:1.
The pay ratio was calculated in accordance with SEC rules based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above.

2026 Proxy Statement	79

AUDIT COMMITTEE REPORT
The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.
Our Audit Committee is composed of “independent” directors, as determined in accordance with the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its charter adopted by the Board of Directors. A copy of the charter can be found on our website at https://investor.pacificbiosciences.com, under “Corporate Governance — Governance Overview”.
As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding our accounting and financial reporting processes and internal controls, the audit and integrity of our financial statements, our compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements), and the qualifications, independence and performance of our independent auditors.
Management is responsible for preparation, presentation, and integrity of our financial statements as well as our financial reporting process, accounting policies, internal control over financial reporting, and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has:
•reviewed and discussed our audited consolidated financial statements with management and Ernst & Young LLP, our independent auditors;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and the Securities and Exchange Commission;
•received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors their independence; and
•discussed with Ernst & Young LLP critical audit matters included in their audit opinion.
In addition, the Audit Committee has regularly met separately with management and with Ernst & Young LLP and further to the matters specified above, had discussed with Ernst & Young LLP the overall scope, plans, and estimated costs of its audits. The Audit Committee met with Ernst & Young LLP periodically to discuss the results of their examinations, the overall quality of our financial reporting, and their reviews of the quarterly financial statements.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.
Members of the Audit Committee
Marshall Mohr (Chair)
Randy Livingston
John F. Milligan, Ph.D.

2026 Proxy Statement	80

OTHER INFORMATION
Statement Regarding Use of Non‐GAAP Financial Measures
We report non‐GAAP results for gross margins and gross profit in addition to, and not as a substitute for, or because we believe that such information is superior to, financial measures calculated in accordance with GAAP. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Our financial measures under GAAP include substantial charges that are listed in the itemized reconciliations between GAAP and non‐GAAP financial measures included in this Proxy Statement. We exclude recurring charges from our non-GAAP financial statements, including amortization of acquired intangible assets, and further exclude infrequent and limited charges including restructuring related expenses for discrete restructuring events, and other adjustments and rounding differences.
Management has excluded the effects of these items in non‐GAAP measures to assist investors in analyzing and assessing past and future operating performance. In addition, management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors.
We encourage investors to carefully consider our results under GAAP, as well as our supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand our business. A reconciliation of our non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been provided in Annex B to this Proxy Statement.

Stockholder Proposals
Stockholder Proposals for 2027 Annual Meeting
The Corporate Governance and Nominating Committee has a policy regarding the consideration of director candidates (the “Stockholder Nomination Policy”). Under the Stockholder Nomination Policy, the Corporate Governance and Nominating Committee will consider recommendations for candidates to the Board of Directors from stockholders holding at least five percent (5%) of the Company’s common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation.
The submission deadline for stockholder proposals to be included in our proxy materials for the 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is December 24, 2026 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2027 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.
Advance Notice Procedure for 2027 Annual Meeting
Under our bylaws, director nominations and other business may be brought at an annual meeting of stockholders only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. For the 2027 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA

2026 Proxy Statement	81

94025, no earlier than February 3, 2027 and no later than March 5, 2027. However, if the 2027 annual meeting of stockholders is changed by more than 25 days from the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than (i) the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting of stockholders, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. Please refer to the full text of our advance notice bylaw provisions for additional information and requirements. A copy of our bylaws has been filed with our Annual Report and may be obtained by writing to our Corporate Secretary at the address listed above.
Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2025 are included in our Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our Proxy Statement and our Annual Report are posted on our website at https://investor.pacificbiosciences.com, under “Annual Report & Proxy Materials” and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Investor Relations, Pacific Biosciences of California, Inc., 1305 O’Brien Drive, Menlo Park, CA 94025.
By Order of the Board of Directors
Menlo Park, California
April 23, 2026

2026 Proxy Statement	82

Annex A

AMENDED 2020 EQUITY INCENTIVE PLAN

2026 Proxy Statement	83

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.
2020 EQUITY INCENTIVE PLAN
(As Amended May 25, 2022, June 18, 2024, June 4, 2025, and As Amended Further Effective [___], 2026)

1.Purposes of the Plan. The purposes of this Plan are:
•to attract and retain the best available personnel for positions of substantial responsibility,
•to provide additional incentive to Employees, Directors and Consultants, and
•to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.
2.Definitions. As used herein, the following definitions will apply:
a.“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
b.“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including without limitation the related issuance of shares of Common Stock, including without limitation under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
c.“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.
d.“Award Agreement” means the written or electronic agreement between the Company and Participant setting forth the terms and provisions applicable to an Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
e.“Board” means the Board of Directors of the Company.
f.“Change in Control” means the occurrence of any of the following events:
(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one

2026 Proxy Statement	84

person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

2026 Proxy Statement	85

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
g.“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other official guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
h.“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.
i.“Common Stock” means the common stock of the Company.
j.“Company” means Pacific Biosciences of California, Inc., a Delaware corporation, or any successor thereto.
k.“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary of the Company to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital‑raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.
l.“Director” means a member of the Board.
m.“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
n.“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
o.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2026 Proxy Statement	86

p.“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced.
q.“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
r.“Fiscal Year” means the fiscal year of the Company.
s.“Incentive Stock Option” means an Option intended to qualify, and actually qualifies, as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
t.“Inside Director” means a Director who is an Employee.
u.“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
v.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
w.“Option” means a stock option granted pursuant to the Plan.
x.“Outside Director” means a Director who is not an Employee.
y.“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2026 Proxy Statement	87

z.“Participant” means the holder of an outstanding Award.
aa.“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.
bb.    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
cc.    “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
dd.    “Plan” means this Pacific Biosciences of California, Inc. 2020 Equity Incentive Plan, as amended from time to time.
ee.    “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.
ff.    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
gg.    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
hh.    “Section 16(b)” means Section 16(b) of the Exchange Act.
ii.    “Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time, or any state law equivalent.
jj.    “Securities Act” means the Securities Act of 1933, as amended.
kk.    “Service Provider” means an Employee, Director or Consultant.
ll.    “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
mm.    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
nn.    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2026 Proxy Statement	88

oo.    “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed, is open for trading.
3.Stock Subject to the Plan.
a.Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) 88,000,000 Shares, plus (ii) any Shares subject to stock options or similar awards granted under any of the Company’s 2010 Equity Incentive Plan, 2010 Outside Director Equity Incentive Plan, or 2005 Stock Plan (collectively, the “Prior Plans”) that, on or after the effective date of the Plan as set forth in Section 18, expire or otherwise terminate without having been exercised or issued in full and any Shares subject to awards granted under the Prior Plans that, on or after the effective date of the Plan, are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to the foregoing clause (ii) equal to 26,903,587 Shares. In addition, Shares may become available for issuance under the Plan pursuant to Sections 3(b) and 3(c). The Shares may be authorized, but unissued, or reacquired Common Stock.
b.Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights, the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights that are settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, the cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).
c.Share Reserve. The Company, at all times during the term of this Plan, will reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.Administration of the Plan.

2026 Proxy Statement	89

a.Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.
(iii)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.
b.Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine the number of Shares to be covered by each Award granted hereunder;
(iv)    to approve forms of Award Agreement for use under the Plan;
(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. The terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;
(vi)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;
(vii)    to construe and interpret the terms of the Plan and Awards granted under the Plan;
(viii)    to modify or amend each Award (subject to Section 19(c) of the Plan), including without limitation the discretionary authority to extend the post-termination exercisability period of Awards; provided, however, that in no event will the term of an Option or Stock Appreciation Right be extended beyond its original maximum term;
(ix)    to allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15 of the Plan;

2026 Proxy Statement	90

(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)    to temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;
(xii)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to the Participant under an Award; and
(xiii)    to make all other determinations deemed necessary or advisable for administering the Plan.
c.No Exchange Program or Repricing. Notwithstanding the powers of the Administrator set forth herein, the Administrator will not be permitted to implement an Exchange Program.
d.Dividends. With respect to any Options and Stock Appreciation Rights, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) thereunder, no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award, including without limitation notwithstanding any exercise of such Award. Further, no adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued under an Option or Stock Appreciation Right, except as provided in Section 14 of the Plan. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise; provided, however, that any such dividends or distributions payable with respect to such Shares will be subject to the same restrictions on transferability and/or forfeitability as the Shares of Restricted Stock with respect to which they were paid. With respect to Awards of Restricted Stock Units, Performance Units and Performance Shares, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to such Award, unless determined otherwise by the Administrator; provided, however, that any such dividends or distributions that the Administrator determines will be payable with respect to such Shares will be subject to the same vesting criteria and forfeitability provisions as the Shares subject to such Award with respect to which they were paid. For the avoidance of doubt, the number of Shares available for issuance under the Plan will not be reduced to reflect any dividends or other distributions that are reinvested into additional Shares or credited as additional Shares subject to or paid with respect to an Award.
e.Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

2026 Proxy Statement	91

5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.Stock Options.
a.Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
b.Stock Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
c.Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
d.Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
e.Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)    In the case of an Incentive Stock Option
(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

2026 Proxy Statement	92

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)    In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(3)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.
f.Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in accordance with the procedures that the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.

2026 Proxy Statement	93

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the cessation of the Participant’s Service Provider status as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of cessation of the Participant’s Service Provider status (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following cessation of the Participant’s Service Provider status. Unless otherwise provided by the Administrator, if on the date of cessation of the Participant’s Service Provider status the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If, after cessation of the Participant’s Service Provider status, the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

2026 Proxy Statement	94

(v)    Tolling Expiration. A Participant’s Award Agreement also may provide that:
(1)    if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or
(2)    if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.Restricted Stock.
a.Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
b.Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify any Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
c.Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of any applicable Period of Restriction.
d.Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate
e.Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of any applicable Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.
f.Voting Rights. During any applicable Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

2026 Proxy Statement	95

g.Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
8.Restricted Stock Units.
a.Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
b.Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.
c.Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.
d.Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units only in cash, Shares, or a combination of both.
e.Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
9.Stock Appreciation Rights.
a.Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
b.Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
c.Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

2026 Proxy Statement	96

d.Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
e.Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date as determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.
f.Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined as the product of:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; and
(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon exercise of a Stock Appreciation Right may be in cash, in Shares of equivalent value, or in some combination of both.
10.Performance Units and Performance Shares.
a.Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
b.Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
c.Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

2026 Proxy Statement	97

d.Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
e.Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.
f.Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
11.Outside Director Award Limitations. No Outside Director may be granted, in any Fiscal Year, Awards (the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $500,000, provided that such amount is increased to $1,000,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, will be excluded for purposes of this Section 11.
12.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
13.Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
14.Adjustments; Dissolution or Liquidation; Merger or Change in Control.

2026 Proxy Statement	98

a.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits in Sections 3 and 11 of the Plan.
b.Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
c.Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise the Participant’s outstanding Option and Stock Appreciation Right (or portion thereof) that is not assumed or substituted for, including Shares as to which such Award would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to such Awards with performance-based vesting (or portions

2026 Proxy Statement	99

thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that such Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this subsection (c) (and subsection (d) below), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this subsection (c) to the contrary, and unless otherwise provided in an Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this subsection (c) to the contrary, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.
d.Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then as of such date of

2026 Proxy Statement	100

termination, the Participant’s Awards will be treated as described in the second paragraph of Section 14(c) above with respect to vesting acceleration (for clarity, as though the Awards were not assumed or substituted).
15.Tax.
a.Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company (or any of its Subsidiaries, Parents or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Subsidiaries, Parents or affiliates, as applicable), an amount sufficient to satisfy U.S. federal, state, and local, non-U.S., and other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
b.Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
c.Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest

2026 Proxy Statement	101

applicable under Section 409A. In no event will the Company or any of its Subsidiaries or Parents have any obligation or liability under the terms of this Plan to reimburse, indemnify, or hold harmless any Participant or any other person in respect of Awards, for any taxes, interest or penalties imposed, or other costs incurred, as a result of Section 409A.
16.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.Term of Plan. The Plan became effective on August 4, 2020, the date on which the Company’s stockholders approved the Plan. It will continue in effect for a term of ten (10) years from the effective date of the Plan, unless terminated earlier under Section 19 of the Plan.
19.Amendment and Termination of the Plan.
a.Amendment and Termination. The Administrator, at any time, may amend, alter, suspend or terminate the Plan.
b.Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
c.Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
20.Conditions Upon Issuance of Shares.
a.Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
b.Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

2026 Proxy Statement	102

21.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.
22.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
23.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under this Plan, an Award will be subject to the Company’s clawback policy as may be established and/or amended from time to time to comply with Applicable Laws (including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may be required by the Dodd‑Frank wall Street Reform and Consumer Protection Act) (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws. Unless this Section 23 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.
* * *

2026 Proxy Statement	103

Annex B

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Twelve Months Ended
(in thousands, except per share amounts)	December 31, 2025
GAAP gross profit	$45,780
Amortization of acquired intangible assets	4,894
Restructuring (1)	13,518
Non-GAAP gross profit	$64,192

GAAP gross profit %	29%

Non-GAAP gross profit %	40%
(1)Restructuring costs related to the 2025 plan during the twelve months ended December 31, 2025 consist primarily of costs included in cost of revenue related to excess inventory and purchase commitment losses.

2026 Proxy Statement	104

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PACB2026**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94858-P48873

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. William Ericson	☐	☐	☐
1b. Chris Gibson, Ph.D.	☐	☐	☐
1c. Christian O. Henry	☐	☐	☐
1d. John F. Mulligan, Ph.D.	☐	☐	☐
1e. Kathy Ordoñez	☐	☐	☐
1f. Christopher M. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. To approve the amendment of our 2020 Equity Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

V94859-P48873

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.
Annual Meeting of Stockholders
June 3, 2026, 9:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christian O. Henry, Jim R. Gibson and Brett Atkins, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of PACIFIC BIOSCIENCES OF CALIFORNIA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM PDT on June 3, 2026, as a virtual meeting via live webcast on the Internet, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the individuals named in Proposal 1 and FOR on Proposals 2, 3 and 4.

Continued and to be signed on reverse side